Filed Pursuant to Rule 424(b)(5)
Registration No. 333-289246

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 5, 2025)

$750,000,000

Sabra Health Care REIT, Inc.

Common Stock

This prospectus supplement relates to our issuance and sale of shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $750,000,000 from time to time through any of Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Huntington Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (each, a “Sales Agent” and collectively, the “Sales Agents”). Any sales will be made pursuant to the terms of the Equity Distribution Agreement (the “Distribution Agreement”) we have entered into with the Sales Agents and Forward Sellers (as defined below) or pursuant to a terms agreement or forward sale agreement related thereto.

The Distribution Agreement provides that, in addition to the issuance and sale of the shares of our common stock by us through the Sales Agents, we may also enter into one or more forward sale agreements with one or more of Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., Citibank, N.A., Citizens JMP Securities, LLC, Crédit Agricole Corporate and Investment Bank, Huntington Securities, Inc., JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., Regions Securities LLC, Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, or their respective affiliates (in such capacity, each, a “Forward Purchaser” and collectively, the “Forward Purchasers”). In connection with any forward sale agreement, the relevant Forward Purchaser will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through the relevant Forward Seller, acting as sales agent for such Forward Purchaser, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement. In no event will the aggregate number of shares of our common stock sold through the Sales Agents or Forward Sellers (or directly to the Sales Agents, acting as principals) under the Distribution Agreement, under any terms agreement, and under any forward sale agreement have an aggregate gross sales price in excess of $750,000,000. References herein to “Forward Seller” means one of Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Huntington Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. or Wells Fargo Securities, LLC. Unless otherwise expressly stated or the context otherwise requires, references herein to the “applicable” or “relevant” Forward Purchaser mean, with respect to any Forward Seller, the affiliate of such entity that is acting as Forward Purchaser or, if applicable, such entity acting in its capacity as Forward Purchaser.

In connection with the entry into the Distribution Agreement, our “at-the-market” equity offering program pursuant to the equity distribution agreement we entered into as of February 23, 2023 (as amended, the “Prior Distribution Agreement”) was terminated. As of its termination, shares of our common stock having an aggregate offering price of $109.3 million were not sold under the Prior Distribution Agreement. In addition, shares of our common stock having an aggregate offering price of $266.5 million are subject to forward sale agreements entered into pursuant to the Prior Distribution Agreement that will remain outstanding following its termination.

Sales, if any, of shares of our common stock, as contemplated by this prospectus supplement and accompanying prospectus, made through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchaser, may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the Nasdaq Global Select Market (“Nasdaq”), on any other primary trading market for our common stock or to or through a market maker (which may include block transactions). With our prior consent, sales of shares of our common stock by the Sales Agents may occur in privately negotiated transactions. Furthermore, under the terms of the Distribution Agreement, we may also sell shares of our common stock to one or more of the Sales Agents as principal for its own account at a price agreed upon at the time of sale. If we sell shares to one or more of the Sales Agents as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

None of the Sales Agents or Forward Sellers, acting as agents for the applicable Forward Purchaser, is required to sell any specific number or dollar amount of shares of our common stock. Each of the Sales Agents, acting as our sales agents, and Forward Sellers, acting as agents for the applicable Forward Purchaser, has agreed to use its commercially reasonable efforts, as our sales agents or as agents for the applicable Forward Purchaser, as applicable, consistent with its normal trading and sales practices for similar transactions and applicable law and regulations and on the terms and subject to the conditions of the Distribution Agreement, to sell the shares offered as instructed by us and in the case of sales in connection with a forward sale agreement, as agreed by the relevant Forward Seller and Forward Purchaser. There is no arrangement for shares to be received in an escrow, trust or similar arrangement. The shares of our common stock offered and sold through the Sales Agents, as our sales agents, or Forward Sellers, as agents for the applicable Forward Purchaser, pursuant to this prospectus supplement and the accompanying prospectus will be offered and sold through only one Sales Agent or Forward Seller on any given day.

The offering of shares of common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the issuance and sale of shares of our common stock subject to the Distribution Agreement, any terms agreement, and any forward sale agreement having an aggregate gross offering price of $750,000,000 and (ii) the termination of the Distribution Agreement in accordance with its terms.

The aggregate compensation to the Sales Agents, acting as sales agents on our behalf, for sales of our common stock and otherwise under the Distribution Agreement will be up to $11,250,000. The actual compensation will vary based on the amount of gross proceeds from the sale of shares of our common stock pursuant to the Distribution Agreement. In connection with any forward sale agreement, we will pay the relevant Forward Purchaser, in the form of a reduced initial forward sale price under the related forward sale agreement, commissions at a mutually agreed rate that will not exceed 1.5% of the volume-weighted average price at which such Forward Seller sells borrowed shares of common stock during the forward hedge selling period applicable to a forward sale agreement. We intend to use the net proceeds from any sales under this prospectus supplement as described under the heading “Use of Proceeds” in this prospectus supplement.

The net proceeds we receive from the sale of our common stock through a Sales Agent on our behalf pursuant to the Distribution Agreement or to a Sales Agent acting as a principal will be the gross proceeds received from such sales less the compensation paid to the Sales Agents and any other costs we may incur in issuing and/or selling the shares of our common stock; provided, however, that we will not initially receive any proceeds from the sale of shares of our common stock by any Forward Seller. We expect to physically settle each forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more settlement dates under the forward sale agreement no later than the date that is one year from entry into the applicable forward sale agreement. We may also elect to cash settle or net share settle all or a portion of our obligations under any forward sale agreement if we conclude that it is in our interest to do so, provided that certain conditions in the forward sale agreement are satisfied. If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant Forward Purchaser in certain circumstances. See “Plan of Distribution.”

In connection with the sale of shares of our common stock on our behalf, the Sales Agents, Forward Purchasers and/or Forward Sellers may each be deemed to be an “underwriter” within the meaning of the Securities Act, and some or all of the compensation paid to the Sales Agents, Forward Purchasers and Forward Sellers may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents, Forward Purchasers and Forward Sellers against certain liabilities, including liabilities under the Securities Act.

Our common stock trades on Nasdaq under the symbol “SBRA.” On August 4, 2025, the last reported sales price of our common stock on Nasdaq was $18.41 per share.

Investing in our common stock involves risks. You should carefully read and consider the “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 7 of the accompanying prospectus, and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the “SEC”), including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays	BMO Capital Markets		BofA Securities	Citigroup

Citizens Capital Markets	Credit Agricole CIB	Fifth Third Securities	Huntington Capital Markets	J. P. Morgan

KeyBanc Capital Markets	Mizuho		Morgan Stanley	Raymond James

RBC Capital Markets	Regions Securities LLC	Scotiabank	Truist Securities	Wells Fargo Securities

The date of this prospectus supplement is August 5, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized. We have not, and the Sales Agents, Forward Sellers and Forward Purchasers (and any of their respective affiliates) have not, authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any such free writing prospectus. We are not, and the Sales Agents, Forward Sellers and Forward Purchasers (and any of their respective affiliates) are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or the information we have previously filed with the SEC and incorporated by reference, is accurate as of any date other than the date specified in such documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which relates to the potential offer and sale, from time to time, of shares of our common stock through the Sales Agents, Forward Sellers and Forward Purchasers (and any of their respective affiliates) and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives a more general description of the terms and conditions of the various securities we may, from time to time, offer under our registration statement on Form S-3 that we have filed with the SEC utilizing an automatic “shelf” registration statement, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any shares of our common stock offered by this prospectus supplement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain “forward-looking” information as that term is defined by the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements.

Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, financing plans, business strategy, tenants, borrowers and senior housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”) communities, the expected amounts and timing of dividends and other distributions, projected expenses and capital expenditures, competitive position, growth opportunities, potential investments, potential dispositions, plans and objectives for future operations, and compliance with and changes in governmental regulations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.

Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following:

•	increased labor costs and labor shortages;

•	increases in market interest rates and inflation;

•	pandemics or epidemics, such as COVID-19, and the related impact on our tenants, borrowers and Senior Housing - Managed communities;

•	operational risks with respect to our Senior Housing - Managed communities;

•	competitive conditions in our industry;

•	the loss of key management personnel;

•	uninsured or underinsured losses affecting our properties;

•	potential impairment charges and adjustments related to the accounting of our assets;

•	the potential variability of our reported rental and related revenues as a result of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs;

•	risks associated with our investment in our unconsolidated joint ventures;

•	catastrophic weather and other natural or man-made disasters, the effects of climate change on our properties and a failure to implement sustainable and energy-efficient measures;

•	increased operating costs and competition for our tenants, borrowers and Senior Housing - Managed communities;

•	increased healthcare regulation and enforcement;

•	our tenants’ dependency on reimbursement from governmental and other third-party payor programs;

•	the effect of our tenants, operators or borrowers declaring bankruptcy or becoming insolvent;

•	our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties;

•	the impact of litigation and rising insurance costs on the business of our tenants;

•	the impact of required regulatory approvals of transfers of healthcare properties;

•	environmental compliance costs and liabilities associated with real estate properties we own;

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•	our tenants’, borrowers’ or operators’ failure to adhere to applicable privacy and data security laws;

•	a material breach of our or our tenants’, borrowers’ or operators’ information technology;

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our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries;

•	the significant amount of and our ability to service our indebtedness;

•	covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms;

•	adverse changes in our credit ratings;

•	our ability to make dividend distributions at expected levels;

•	our ability to raise capital through equity and debt financings;

•	changes and uncertainty in macroeconomic conditions and disruptions in the financial markets;

•	risks associated with our ownership of property outside the United States (“U.S.”), including currency fluctuations;

•	the relatively illiquid nature of real estate investments;

•	our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws;

•	risks related to any forward sale agreements, including our expectation to physically settle any forward sale agreement;

•	compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT;

•	changes in tax laws and regulations affecting REITs;

•	the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities; and

•	the exclusive forum provisions in our bylaws.

We urge you to carefully consider these risks and review the additional disclosures we make concerning risks and other factors that may materially affect the outcome of our forward-looking statements and our future business and operating results, including those made under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 7 of the accompanying prospectus, and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We caution you that any forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of their respective dates.

We do not intend, and we undertake no obligation, to update any forward-looking information to reflect future events or circumstances or to reflect the occurrence of unanticipated events, unless required by law to do so.

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TENANT AND BORROWER INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference include information regarding our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.

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SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement. It may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in shares of our common stock.

As used in this prospectus supplement, unless otherwise specified or the context otherwise requires, the terms “Sabra,” “we,” “our,” and “us” refer to Sabra Health Care REIT, Inc., a Maryland corporation, and its subsidiaries on a consolidated basis.

Our Company

We operate as a self-administered, self-managed REIT that, through our subsidiaries, owns and invests in real estate serving the healthcare industry. Our primary business consists of acquiring, financing and owning real estate property to be leased to third-party tenants in the healthcare sector. We primarily generate revenues by leasing properties to tenants and owning properties operated by third-party property managers throughout the U.S. and Canada.

As of June 30, 2025, our investment portfolio consisted of 359 real estate properties held for investment (consisting of (i) 219 skilled nursing/transitional care facilities, (ii) 36 senior housing communities, (iii) 73 Senior Housing - Managed communities, (iv) 16 behavioral health facilities and 15 specialty hospitals and other facilities), 13 investments in loans receivable (consisting of three mortgage loans and 10 other loans), four preferred equity investments and two investments in unconsolidated joint ventures. As of June 30, 2025, our real estate properties held for investment included 36,553 beds/units, spread across the U.S. and Canada. As of June 30, 2025, the substantial majority of our real estate properties (excluding 73 Senior Housing - Managed communities) were leased under triple-net operating leases with expirations ranging from less than one year to 19 years

We expect to grow our investment portfolio while diversifying our portfolio by tenant, facility type and geography within the healthcare sector. We plan to achieve these objectives primarily through making investments directly or indirectly in healthcare real estate, including the development of purpose-built healthcare facilities with select developers. We also intend to achieve our objective of diversifying our portfolio by tenant and facility type through select asset sales and other arrangements with our tenants.

We expect to grow our portfolio primarily through the acquisition of assisted living, independent living and memory care communities in the U.S. and Canada and through the acquisition of skilled nursing/transitional care facilities in the U.S. We have and expect to continue to opportunistically acquire other types of healthcare real estate, originate financing secured directly or indirectly by healthcare facilities and invest in the development of senior housing communities and skilled nursing/transitional care facilities. We also expect to expand our portfolio through the development of purpose-built healthcare facilities through pipeline agreements and other arrangements with select developers. We further expect to work with existing operators to identify strategic development opportunities. These opportunities may involve replacing, renovating or expanding facilities in our portfolio that may have become less competitive and new development opportunities that present attractive risk-adjusted returns. In addition to pursuing acquisitions with triple-net leases, we expect to continue to pursue other forms of investment, including investments in Senior Housing - Managed communities, mezzanine and secured debt investments, and joint ventures for senior housing communities and skilled nursing/transitional care facilities. We also expect to continue to enhance the strength of our investment portfolio by selectively disposing of or repositioning underperforming facilities or working with new or existing operators to transfer underperforming but promising properties to new or other existing operators.

With respect to our debt and preferred equity investments, in general, we originate loans and make preferred equity investments when an attractive investment opportunity is presented and (a) the property is in or near the development phase, (b) the development of the property is completed but the operations of the facility are not yet stabilized or (c) the loan investment will provide capital to existing relationships. A key component of our development strategy related to loan originations and preferred equity investments is having the option to purchase the underlying real estate that is owned by our borrowers (and that directly or indirectly secures our loan investments) or by the entity in which we have an investment. These options become exercisable upon the occurrence of various criteria, such as the passage of time or the achievement of certain operating goals, and the method to determine the purchase price upon exercise of the option is set in advance based on the same valuation methods we use to value our investments in healthcare real estate. This proprietary development pipeline strategy allows us to diversify our revenue streams and build relationships with operators and developers and provides us with the option to add new properties to our existing real estate portfolio if we determine that those properties enhance our investment portfolio and stockholder value at the time the options are exercisable.

We employ a disciplined approach in our healthcare real estate investment strategy by investing in assets that provide attractive opportunities for earnings growth and appreciation of asset values, while maintaining balance sheet strength and liquidity, thereby creating long-term stockholder value.

Corporate Information

We began operating on November 15, 2010 as a self-administered, self-managed REIT that, directly or indirectly, owns and invests in real estate serving the healthcare industry. We elected to be treated as a REIT with the filing of our U.S. federal income tax return for the taxable year beginning January 1, 2011. We believe that we have been organized and have operated, and we intend to continue to operate, in a manner to qualify as a REIT.

Our principal executive offices are located at 1781 Flight Way, Tustin, California 92782, and our telephone number is (888) 393-8248. Our website is www.sabrahealth.com. For additional information about us, you should refer to the information under “Where You Can Find More Information” in this prospectus supplement. Unless specifically incorporated by reference herein, none of the information contained on our website or on websites linked to our website is part of this prospectus supplement or the accompanying prospectus.

The Offering

Common Stock Offered	Shares of common stock, par value $0.01 per share, with an aggregate offering price of up to $750,000,000. The shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Sales Agents, acting as our sales agents or as principal, and borrowed shares of common stock that may be offered and sold by the Forward Purchasers through their respective Forward Sellers. We will not initially receive any proceeds from any sale of borrowed shares of our common stock by a Forward Purchaser. For additional information, see “Plan of Distribution—Sales Through Forward Sellers.”

Nasdaq Symbol	“SBRA”

Use of Proceeds	We intend to contribute the net proceeds to us (1) from the sale of shares of our common stock to or through the Sales Agents and (2) upon the settlement of any forward sale agreements, in each case, to Sabra Health Care Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), which will in turn use the net proceeds to repay indebtedness, fund possible future investments and/or for general corporate purposes as more fully described under the heading “Use of Proceeds.” Pending such uses, we may invest such proceeds in interest-bearing short-term investments, including money market funds and/or accounts, that are consistent with our ability to maintain our qualification as a REIT. Because there is no required minimum offering amount for this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. See “Use of Proceeds” in this prospectus supplement.

Accounting Treatment of any

Forward Sale Agreements

Before settlement of any forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share prior to physical or net share settlement of any forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of our common stock is above the applicable forward sale price, which is subject to increase or decrease based on a specified daily rate, less a spread to be mutually agreed by us and the applicable Forward Purchaser, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of shares of our common stock to the applicable Forward Purchaser on any such physical settlement or net share settlement date would result in dilution to our earnings per share and other reported per share measures. See “Risk Factors—Risks Related to any Forward Sale Agreements—Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.”

Conflicts of Interest	Affiliates of certain of the Sales Agents and Forward Purchasers for this offering are lenders under our Credit Agreements (as defined below) and may receive 5% or more of the proceeds from this offering or from settlement under any forward sale agreements we may enter into. In addition, if we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and sell, through the Forward Seller, acting as agent for the applicable Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be delivered to the applicable Forward Purchaser (or one or more of its affiliates). Except as otherwise provided in the Distribution Agreement, each Forward Purchaser will be either a Forward Seller or an affiliate of a Forward Seller. As a result, a Forward Seller or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements. Because of the manner in which the net proceeds may be used, this offering will be conducted in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Nonetheless, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because we, as the issuer of the common stock in this offering, are a REIT as such term is defined in Section 856 of the Internal Revenue Code, as amended (the “Code”), and REITs are excluded from the requirement of FINRA Rule 5121. In addition, this offering is of a class of securities that has a bona fide public market, as defined in FINRA Rule 5121(f)(3). See “Use of Proceeds” and “Plan of Distribution” in this prospectus supplement.

Transfer Agent	Equiniti Trust Company, LLC (or any successor transfer agent).

Risk Factors	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 7 of the accompanying prospectus, and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, to read about factors you should consider before investing in our common stock.

RISK FACTORS

You should carefully consider, among other factors, the matters described below, those in the accompanying prospectus on page 7, and those under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the other information contained in and incorporated by reference into this prospectus supplement and the accompanying prospectus, before you make a decision to invest in our common stock. See “Incorporation of Certain Information by Reference” in this prospectus supplement.

Risks Related to Our Common Stock

We may experience volatility in the market price of our common stock, which may make it difficult for you to sell our common stock when you want or at prices you find attractive.

The market price of our common stock has fluctuated and may continue to fluctuate, and such fluctuations may be significant. Between January 1, 2025 and August 4, 2025, the market price of our stock ranged from a high of $18.99 per share to a low of $15.60 per share. Many factors could cause the market price of our common stock to rise or fall. In addition to the matters discussed in other risk factors included herein and those incorporated by reference herein, some of the reasons for the fluctuations in our stock price include:

•	our operating performance and the performance of other similar companies;

•	actual or anticipated changes in our business, operations, and prospects;

•	the ability of our tenants to pay rent to us and meet their other obligations to us under current lease terms;

•	perceptions related to the skilled nursing industry;

•	legislative or other regulatory developments, including regulations proposed or issued by the Centers for Medicare and Medicaid Services;

•	the hiring or departure of key personnel;

•	announcements or activities by our competitors;

•	proposed acquisitions or dispositions by us or our competitors;

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financial results that fail to meet public market analysts’ expectations and changes in stock market analysts’ recommendations regarding us, other healthcare or real estate-based companies, or the healthcare industry in general;

•	any future issuances of equity securities;

•	our access to financing;

•	increases in market interest rates that lead investors in our common stock to demand a higher yield;

•	speculation in the press or investment community about us, our industry, or the economy in general;

•	our ability to comply with the financial covenants in our debt agreements and the impact of restrictive covenants in our debt agreements;

•	adverse judgments or settlements obligating us to pay damages;

•	the failure to maintain REIT qualification;

•	our ability to comply with current and future regulations with respect to our qualification as a REIT and restrictions imposed on us and our business by those regulations;

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the risk that if we fail to qualify as a REIT, we will have reduced funds available for distributions, will not be allowed a deduction for distributions, and will be subject to U.S. federal income tax at regular corporate rates;

•	epidemics, pandemics and viral outbreaks or other wide-ranging health scares;

•	acts of war, terrorism, natural disasters, or national calamities;

•	industry, domestic, and international market and economic conditions;

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technical factors in the public trading market for our common stock that may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites), the amount and status of short interest in our common stock, access to margin debt, and trading in options and other derivatives on our common stock;

•	decisions by investors to de-emphasize investment categories, groups, or strategies that include our company or industry;

•	low trading volume of our common stock;

•	changes in market valuations of similar companies; and

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the other factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

In addition, the stock market has experienced significant price and volume fluctuations over the past several years. These fluctuations are often unrelated to the operating performance of particular companies and may adversely affect the market price of our common stock. When the market price of a company’s stock drops significantly, stockholders often institute securities class action litigation against that company. Any litigation against us could cause us to incur substantial costs, divert the time and attention of our management, or otherwise harm our business.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of distributions, may adversely affect the market price of our common stock.

We expect to increase our capital resources by making additional offerings of debt and/or equity securities, as we have in the past, including but not limited to senior or subordinated notes and classes or series of preferred stock. If our company were ever to be liquidated, holders of our debt securities and shares of our preferred stock, lenders with respect to other borrowings and all of our creditors will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings by us may dilute the holdings of our existing stockholders, reduce the value of our common stock, or both. Classes or series of our preferred stock may have a preference on distributions that could limit our ability to make distributions to the holders of our common stock. Additional debt securities issuances may bear higher interest rates than those under our Credit Agreements, which could significantly increase our debt service obligations. Because our decision to issue securities will depend on, among other things, market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk of our future offerings diluting and/or reducing the value of our common stock.

Sustained increases in market interest rates may have an adverse effect on the value of our common stock.

One of the factors that investors may consider in deciding whether to buy or sell our common stock will be the distribution rate on our common stock as a percentage of our stock price, relative to market interest rates. Interest rates have risen substantially since 2022 and although interest rates moderated during 2024, they may rise in the future, and may lead prospective purchasers of our common stock to expect a higher dividend yield. Additional increases in interest rates would also increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of our common stock to decrease.

We will have broad discretion as to the use of the proceeds we receive from this offering and may not use them effectively.

We will retain broad discretion to use the net proceeds from this offering to repay indebtedness, to fund possible future investments and/or for general corporate purposes. We may temporarily invest the net proceeds before use in interest-bearing short-term investments that are consistent with our ability to maintain our qualification as a REIT. Accordingly, you will be relying upon the judgment of our management with respect to the use of those net proceeds. Our management may spend a portion or all of the net proceeds we receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business.

Risks Related to any Forward Sale Agreements

Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

If we enter into one or more forward sale agreements, the relevant Forward Purchaser will have the right to accelerate the settlement of the shares of our common stock underlying its forward sale agreement with us, in whole or in part (with respect to all or any portion of the transaction under such forward sale agreement that such Forward Purchaser determines is affected by an event described below, other than events specified in the first and fifth bullet points below, where accelerated settlement will not exceed the portion of shares of our common stock whose settlement would address the relevant event or that is affected by the relevant event), and require us to settle on a date specified by such Forward Purchaser if:

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in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate (x) is unable to hedge its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

•

we declare or issue any dividend or other distribution on shares of our common stock (a) that constitutes an extraordinary dividend under the forward sale agreement, (b) payable in cash in excess of specified amounts or (c) payable in shares of our common stock, in any other type of securities granting the right of payment of dividends and/or the proceeds of liquidation of our company equally or proportionately with such payment to holders of our common stock or share capital, securities, rights, warrants or other instruments, property or assets without payment or for payment at less than the prevailing market price in the commercially reasonable judgment of the Forward Purchaser;

•

an event is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization or a delisting of our common stock) or the occurrence of a change in law or disruption in such Forward Purchaser’s ability to hedge its exposure under the relevant forward sale agreement;

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in each forward sale agreement); or

•	certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded.

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of a forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

We expect that each forward sale agreement will settle no later than the date that is one year from entry into such forward sale agreement. However, any forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we generally have the right to elect physical, cash or net share settlement under each forward sale agreement. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement, subject to the satisfaction of certain conditions. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

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return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, if applicable, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

The purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the applicable forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of such forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of any forward sale agreement will be subject to adjustment on a daily basis based on an interest rate factor equal to a specified daily floating rate less a spread to be mutually agreed by us and the relevant Forward Purchaser, and will be decreased based on amounts related to expected dividends on our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the applicable forward sale price. If the prevailing market price for our common stock during the applicable unwind period under a particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of any forward sale agreement. See “Plan of Distribution—Sales through Forward Sellers” for information on the forward sale agreements.

In the event of our bankruptcy or insolvency, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from the sale of our shares under any such agreement.

If we file for or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and such Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

The U.S. federal income tax treatment of the cash that we might receive from cash settlement of any forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although we believe that any amount received by us in exchange for our stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a tax based upon the amount by which we fail to satisfy the particular gross income test, as discussed under the caption “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

Affiliates of the Sales Agents and Forward Purchasers may receive benefits in connection with this offering or from settlement under any forward sale agreement, which may result in potential conflicts of interest.

We may use a portion of the net proceeds from this offering or from settlement under any forward sale agreement to reduce amounts outstanding under our Credit Agreements. Affiliates of certain Sales Agents and Forward Purchasers are lenders under our Credit Agreements. To the extent we use a portion of the net proceeds from this offering or from settlement under any forward sale agreement to reduce borrowings outstanding under our Credit Agreements, such affiliates will receive their proportionate shares of the net proceeds from this offering or from settlement under any forward sale agreement, as applicable, used to reduce such indebtedness. Such use of proceeds creates a conflict of interest because the Sales Agents and Forward Purchasers have an interest in the successful completion of this offering beyond the sales commissions that they will receive under the Distribution Agreement. These interests may influence the decisions regarding the terms and circumstances under which the offering is completed and could cause the Sales Agents and Forward Purchasers to act in a manner that is not in the best interests of us or our stockholders in connection with any sale of shares of our common stock pursuant to this prospectus supplement. See “Use of Proceeds” and “Plan of Distribution—Conflicts of Interest” in this prospectus supplement.

USE OF PROCEEDS

The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Sales Agents, acting as our sales agents or as principals, and borrowed shares of our common stock that may be offered and sold by the Forward Purchasers through their respective Forward Sellers. We intend to contribute the net proceeds to us (1) from the sale of shares of our common stock to or through the Sales Agents and (2) upon the settlement of any forward sale agreements, in each case, to the Operating Partnership, which in turn intends to use the net proceeds to repay indebtedness, to fund possible future investments and/or for general corporate purposes. Pending the uses described above, we may invest the net proceeds in interest-bearing short-term investments, including money market funds and/or accounts, that are consistent with our ability to maintain our qualification as a REIT.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by any Forward Seller. We expect to physically settle each forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of shares of our common stock to the Forward Purchaser upon one or more settlement dates for the forward sale agreement no later than the date that is one year from the entry into the applicable forward sale agreement. We may also elect to cash settle or net share settle all or a portion of our obligations under any forward sale agreement if we conclude it is in our interest to do so, provided that certain conditions in the forward sale agreement are satisfied. If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to such Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant Forward Purchaser in certain circumstances. The forward sale price that we expect to receive upon physical settlement of any forward sale agreement will be the volume-weighted average sales prices of all borrowed shares of common stock sold by the relevant Forward Seller on behalf of the Forward Purchaser in connection with such forward sale agreement during the applicable forward hedge selling period less a forward hedge selling commission not to exceed 1.5%, and adjusted on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price on such day.

Indebtedness that may be repaid by the Operating Partnership includes borrowings that may then be outstanding under our sixth amended and restated unsecured credit agreement, dated January 4, 2023 (the “Revolving Credit Agreement”), among the Operating Partnership, Sabra Canadian Holdings, LLC and the other parties thereto, which includes a $1.0 billion revolving credit facility (the “Revolving Credit Facility”). As of June 30, 2025, we had approximately $163.0 million (including CAD $32.8 million) of borrowings outstanding under our Revolving Credit Facility, which amounts were used for investments and for general corporate purposes. Borrowings under our Revolving Credit Facility bear interest on the outstanding principal amount at a rate equal to a ratings-based applicable interest margin plus, Daily Simple CORRA plus the CORRA Adjustment, each as defined in the Revolving Credit Agreement, for Canadian dollar borrowings, or at the Operating Partnership’s option for U.S. dollar borrowings, either (a) Daily Simple SOFR, as defined in the Revolving Credit Agreement, or (b) a base rate determined as the greater of (i) the federal funds rate plus 0.5%, (ii) the prime rate, (iii) Term SOFR, as defined in the Revolving Credit Agreement, plus 1.0% (the “Base Rate”), and (iv) 1.00%. The ratings-based applicable interest margin for borrowings will vary based on the Debt Ratings, as defined in the Revolving Credit Agreement, and will range from 0.775% to 1.450% per annum for Daily Simple SOFR-based borrowings and 0.00% to 0.450% per annum for borrowings at the Base Rate. The Revolving Credit Facility has a maturity date of January 4, 2027 and includes two six-month extension options.

Indebtedness that may be repaid by the Operating Partnership also includes borrowings that may then be outstanding under our unsecured credit agreement, dated July 30, 2025 (the “Term Loan Credit Agreement” and, together with the Revolving Credit Agreement, the “Credit Agreements”), among the Operating Partnership,

Sabra Canadian Holdings, LLC, Sabra and the other parties thereto, which includes a $500.0 million U.S. dollar term loan which matures on July 30, 2030 (the “Term Loan”). The Term Loan Credit Agreement also contains an accordion feature that can increase the total available borrowings to $1.0 billion, subject to terms and conditions. The Term Loan bears interest on the outstanding principal amount at a ratings-based applicable interest margin plus, at the Operating Partnership’s option, either (a) Daily SOFR, (b) Term SOFR or (c) the Base Rate, each as defined in the Term Loan Credit Agreement. The ratings-based applicable interest margin for borrowings will vary based on the Debt Ratings, as defined in the Term Loan Credit Agreement, and will range from 0.800% to 1.600% per annum for SOFR-based borrowings and 0.000% to 0.600% per annum for borrowings at the Base Rate.

Certain of the Sales Agents and Forward Purchasers or their affiliates are lenders under our Credit Agreements and, in such capacity, may receive a portion of the net proceeds from this offering or from settlement under any forward sale agreements we may enter into. See “Plan of Distribution” in this prospectus supplement. In addition, if we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and sell, through the relevant Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be delivered to the applicable Forward Purchaser (or one or more of its affiliates). Except as otherwise provided in the Distribution Agreement, each Forward Purchaser will be either a Forward Seller or an affiliate of a Forward Seller. As a result, a Forward Seller or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements.

PLAN OF DISTRIBUTION

We have entered into the Distribution Agreement, dated the date hereof, with (i) Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Huntington Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, in each case, a Sales Agent, and (ii) Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., Citibank, N.A., Citizens JMP Securities, LLC, Crédit Agricole Corporate and Investment Bank, Huntington Securities, Inc., JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., Regions Securities LLC, Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, in each case, a Forward Purchaser, relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the Distribution Agreement, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $750,000,000 from time to time through one or more of the Sales Agents, acting as our agents (such sales whereby Sales Agents act as agents, “Agency Transactions”), or Forward Sellers, acting as agents for the applicable Forward Purchaser, for the offer and sale of the common stock, or directly to the Sales Agents, acting as principals. The Distribution Agreement provides that, in addition to the issuance and sale of the shares of our common stock by us through the Sales Agents, we may also enter into one or more forward sale agreements with each Forward Purchaser. In connection with any forward sale agreement, the relevant Forward Seller will, at our request and on terms agreed by the Forward Seller and the Forward Purchaser, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through its affiliated Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement. We also may issue and sell shares of our common stock to one or more of the Sales Agents as principal for its or their own account at a price agreed upon at the time of sale (such sales whereby Sales Agents act as principals, “Principal Transactions”). Each time that we desire to issue and sell shares through Agency Transactions, we will issue a placement notice (a “Placement Notice”) to a Sales Agent, which will sell Shares subject to the terms of such Placement Notice. If we sell shares of common stock to one or more of the Sales Agents in a Principal Transaction, we will enter into a separate agreement (a “Terms Agreement”) with each such Sales Agent or Sales Agents, and we will describe any such agreement in a separate prospectus supplement or pricing supplement.

Upon delivery of a Placement Notice and subject to the terms and conditions of the Distribution Agreement, the Sales Agents may sell our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act, including, without limitation, sales made directly on Nasdaq (or any other primary trading market for our common stock) or to or through a market maker (which may include block transactions). With our prior consent, sales of shares of our common stock by the Sales Agents may occur in privately negotiated transactions. We may instruct the Sales Agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We may suspend the offering of our common stock under the Distribution Agreement by notifying the Sales Agents. A Sales Agent may suspend its offering of our common stock under a Placement Notice by notifying us of such suspension.

Sales of the shares of our common stock, if any, made through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the relevant Forward Purchaser, or directly to a Sales Agent, acting as principal, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers’ transactions on Nasdaq, or on any other primary trading market for our common stock, by means of negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We will pay each Sales Agent commissions for its services in acting as agent in the sale of our common stock pursuant to Agency Transactions. Each Sales Agent will be entitled to compensation of up to 1.5% of the gross proceeds from the sales of shares sold by it pursuant to a Placement Notice. Any purchase price discount provided to a Sales Agent selling shares in a Principal Transaction will be determined at the time we and such Sales Agent enter into a Terms Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, discounts and proceeds to us, if any, are not determinable at this time. However, the aggregate compensation to the Sales Agents, acting as sales agents on our behalf, for sales of our common stock and otherwise under the Distribution Agreement will be up to $11,250,000. We estimate that our total expenses for the offering, excluding compensation or any discount payable to the Sales Agents and Forward Purchasers under the terms of the Distribution Agreement or any Terms Agreement, will be approximately $0.8 million. We have agreed to reimburse the Sales Agents for certain of their legal expenses in certain circumstances in connection with this offering.

None of the Sales Agents or Forward Sellers, acting as agents for the applicable Forward Purchaser, is required to sell any specific number or dollar amount of shares of our common stock. Each of the Sales Agents, acting as our sales agents, and Forward Sellers, acting as agents for the applicable Forward Purchaser, has agreed to use its commercially reasonable efforts, as our sales agents or as agents for the applicable Forward Purchaser, as applicable, consistent with its normal trading and sales practices for similar transactions and applicable law and regulations and on the terms and subject to the conditions of the Distribution Agreement, to sell the shares offered as instructed by us and in the case of sales in connection with a forward sale agreement, as agreed by the relevant Forward Seller and Forward Purchaser. The shares of our common stock offered and sold through the Sales Agents, as our sales agents, or Forward Sellers, as agents for the relevant Forward Purchasers, pursuant to this prospectus supplement and the accompanying prospectus will be offered and sold through only one Sales Agent or Forward Seller on any given day.

In connection with the sale of shares of our common stock on our behalf, each Sales Agent, Forward Seller or Forward Purchaser may be deemed to be an “underwriter” within the meaning of the Securities Act, and all or a portion of the compensation of the Sales Agents, Forward Sellers or Forward Purchasers may be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement to indemnify each Sales Agent, Forward Seller and Forward Purchaser against specified liabilities, including liabilities under the Securities Act, or to contribute to payments a Sales Agent, Forward Seller or Forward Purchaser may be required to make in respect of those liabilities.

With respect to any sales by a Sales Agent for us, such Sales Agent will provide written confirmation to us following the close of trading on Nasdaq (or any other primary trading market for our common stock) each day on which shares of our common stock are sold by it as sales agent for us, which will include the number of shares sold on that day, the aggregate gross sales proceeds of the shares, the aggregate net proceeds to us and the aggregate compensation payable by us to such Sales Agent with respect to such sales. With respect to any sales by a Sales Agent as Forward Seller for the relevant Forward Purchaser, such Forward Seller or the relevant Forward Purchaser will provide written confirmation to us following the close of trading on Nasdaq (or any other primary trading market for our common stock) on the trading day immediately following the last day on which shares of our common stock are sold by it pursuant to the applicable forward sale agreement, which will include the aggregate number of borrowed shares sold and the initial forward price under the forward sale agreement.

If any Sales Agent, any Forward Purchaser or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our common stock under the Distribution Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of such Sales Agent and us.

The offering of our common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of the maximum aggregate gross proceeds of our common stock authorized to be sold under the Distribution Agreement or (ii) the termination of the Distribution Agreement in accordance with its terms.

We may terminate the Distribution Agreement at any time. Any Sales Agent or Forward Purchaser may terminate the Distribution Agreement as to itself at any time in accordance with the terms of Distribution Agreement.

Sales made outside of the U.S., if any, may be made by affiliates of the Sales Agents.

Sales Through or To Sales Agents

From time to time during the term of the Distribution Agreement, we may instruct any of the Sales Agents to sell shares of our common stock and as to the maximum number or aggregate gross sales price of shares to be sold by such Sales Agent on such day and the minimum price per share at which shares may be sold. Upon instruction by us, and subject to the terms and conditions of the Distribution Agreement, such Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices for similar transactions and applicable law and regulations, to sell such shares as instructed by us. The shares of our common stock offered and sold through the Sales Agents, as our sales agents, pursuant to this prospectus supplement and the accompanying prospectus will be offered and sold through only one Sales Agent on any given day. We or any such Sales Agent may suspend the offering of our common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate.

Under the terms of the Distribution Agreement, we may also sell shares of our common stock to any of the Sales Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares directly to a Sales Agent as principal, we will enter into a Terms Agreement with that Sales Agent and we will describe the terms of the offering of those shares in a separate prospectus supplement or pricing supplement. In any such sale to a Sales Agent as principal, we may agree to pay the applicable Sales Agent a commission or underwriting discount that may exceed 1.5% of the gross sales price per share of common stock sold to such Sales Agent, as principal. None of the Sales Agents has any obligation to purchase shares of our common stock from us as principal and may elect whether or not to do so in its sole discretion.

Settlement for sales of our common stock are generally anticipated to occur on the first trading day following the date on which any sales were made, or on such other date that is agreed in connection with a particular transaction, in return for payment to us of the net proceeds. Settlement for sales of our common stock sold pursuant to a Principal Transaction will occur on such date and at such time as agreed upon in the applicable Terms Agreement, in return for the payment to us of the purchase price specified in such Terms Agreement (less any applicable transfer taxes or similar fees). There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The aggregate compensation to the Sales Agents, acting as sales agents on our behalf, for sales of our common stock and otherwise under the Distribution Agreement will be up to $11,250,000. The actual compensation will vary based on the amount of gross proceeds from the sale of shares of our common stock pursuant to the Distribution Agreement.

Sales Through Forward Sellers

If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser, acting in accordance with the mutually accepted instructions related to such forward sale agreement, will attempt to borrow and sell, through the relevant Forward Seller, acting as sales agent for such Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. No Forward Purchaser is obligated to enter into a forward sale agreement with us unless it and the relevant Forward Seller each agrees to the terms we propose for such forward sale transaction in our instructions delivered in accordance with the Distribution Agreement (as such instructions may be modified upon mutual consent of such Forward Purchaser, Forward Seller and us).

In connection with any forward sale agreement and our instructions accepted by the relevant Forward Purchaser and Forward Seller (as such instructions may have been modified upon mutual consent of such Forward Purchaser, Forward Seller and us), such Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow, offer and sell through the relevant Sales Agent as Forward Seller the applicable shares of our common stock to hedge the Forward Purchaser’s exposure under the relevant forward sale agreement, and such Sales Agent as Forward Seller will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell the borrowed shares of our common stock, on the terms and subject to the conditions set forth in the Distribution Agreement and forward sale agreement. Such instructions will specify the target number and maximum aggregate offering price of shares to be sold by it as Forward Seller and will also specify that such Forward Seller shall not sell such shares at a price that is below a minimum price designated by us and agreed with such Forward Seller and the relevant Forward Purchaser. The obligation of the relevant Forward Seller under the Distribution Agreement to execute such sales of our common stock is subject to a number of conditions, which each Forward Seller reserves the right to waive in its sole discretion.

Each Forward Purchaser will receive from us a mutually agreed commission in the form of a reduction to the initial forward price under the related forward sale agreement that will not exceed, but may be lower than, 1.5% of the volume-weighted sales price of all the borrowed shares of our common stock sold through the relevant Forward Seller during the applicable forward hedge selling period for such forward sale agreement (which sales price will be adjusted daily by an interest factor based on a floating interest rate less a spread to be mutually agreed by us and the applicable Forward Purchaser and quarterly in specified amounts related to expected dividends on shares of our common stock if an “ex-dividend” date occurs during such forward hedge selling period). We refer to this commission rate as the forward selling commission. The forward hedge selling period will be the period of one to twenty consecutive trading days determined by us in our sole discretion and as specified in the relevant instruction. We expect that settlement between a Forward Purchaser and the relevant Forward Seller for sales of borrowed shares of our common stock, as well as settlement between such Forward Seller and buyers of such shares in the market, will occur on the first trading day (other than a day on which Nasdaq (or any other primary trading market for our common stock) is scheduled to close prior to its regular weekday closing time) following the respective dates on which any such sales are made, or such other date as may be agreed upon by the relevant parties. There is no arrangement for funds to be received in escrow, trust or similar arrangement. The obligations of a Forward Seller and the relevant Forward Purchaser under the Distribution Agreement and any forward sale agreement are subject to a number of conditions, which such Forward Seller and Forward Purchaser may waive in their sole discretion.

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, subject to a minimum number of shares per settlement under the terms of a forward sale agreement. However, we will generally have the right, subject to satisfaction of certain conditions, to elect cash settlement or net share settlement instead of physical settlement for the shares we have agreed to sell under such forward sale agreement. If we elect or are deemed to have elected to physically settle all or any portion of any forward sale agreement by delivering shares of our common stock, we will receive aggregate cash proceeds from the relevant Forward Purchaser equal to the product of (1) the then-applicable forward price per share under such forward sale agreement and (2) the number of shares of our common stock as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the shares of borrowed common stock were sold pursuant to the Distribution Agreement by the relevant Forward Seller during the applicable forward hedge selling period for such shares to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement (subject to certain adjustments to such volume-weighted sales price for daily accruals based on a floating interest rate less a spread and specified amounts related to expected dividends on shares of our common stock having an “ex-dividend” date during such forward hedge selling period).

Any forward sale agreement, the term of which may not exceed one year, will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread to be mutually agreed by us and the applicable Forward Purchaser, and will be decreased based on amounts related to expected dividends on our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread for a particular forward sale agreement on any day, the interest factor will result in a daily reduction of the forward sale price. We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser and sold through a Forward Seller, and all proceeds of such sales will be paid by the Forward Seller (or an affiliate thereof) directly to the relevant Forward Purchaser (or one or more of its affiliates).

Except under limited circumstances described below and subject to certain conditions, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. Although we expect to settle any forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations (subject to any applicable minimum settlement size) if we conclude it is in our interest to cash settle or net share settle. For example, we may conclude it is in our interest to cash settle or net share settle if we have no then-current use for all or a portion of the proceeds we would receive upon physical settlement. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, if applicable, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the prevailing market price for our common stock during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having an estimated market value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the prevailing market price for our common stock during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our common stock having an estimated market value equal to the difference.

In addition, the purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would be obligated to deliver to us) upon net share settlement of the relevant forward sale agreement.

A Forward Purchaser will have the right to accelerate the settlement of the shares of our common stock underlying its forward sale agreement with us, in whole or in part (with respect to all or any portion of the transaction under such forward sale agreement that such Forward Purchaser determines is affected by an event described below except with respect to events specified in the first and fifth bullet points below, where accelerated settlement will not exceed the portion of shares of our common stock whose settlement would address the relevant event or that is affected by the relevant event) and require us to settle on a date specified by such Forward Purchaser if:

•

in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate (x) is unable to hedge its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

•

we declare or issue any dividend or distribution on shares of our common stock (a) that constitutes an extraordinary dividend under the forward sale agreement, (b) payable in cash in excess of specified amounts or (c) payable in shares of our common stock, in any other type of securities granting the right of payment of dividends and/or the proceeds of liquidation of our company equally or proportionately with such payment to holders of our common stock or share capital, securities, rights, warrants or other instruments, property or assets without payment or for payment at less than the prevailing market price in the commercially reasonable judgment of the Forward Purchaser;

•

an event is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization or a delisting of our common stock) or the occurrence of a change in law or disruption in such Forward Purchaser’s ability to hedge its exposure under the relevant forward sale agreement;

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (each as more fully described in each forward sale agreement); or

•	certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded.

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of a forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, any forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to any forward sale agreement. See “Risk Factors—Risks Related to any Forward Sale Agreements.”

The descriptions of certain provisions of the Distribution Agreements and the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of the Distribution Agreement and such forward sale agreements. A form of a forward sale agreement is included as an exhibit to the Distribution Agreement, which has been or will be filed as an exhibit to a document incorporated by reference in this prospectus supplement and the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in this prospectus supplement.

Conflicts of Interest

The following entities or their affiliates are lenders under our Revolving Credit Agreement: Barclays Capital Inc., Barclays Bank PLC, BMO Capital Markets Corp., Bank of Montreal, BofA Securities, Inc., Bank of America, N.A., Citigroup Global Markets Inc., Citibank, N.A., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Crédit Agricole Corporate and Investment Bank, Fifth Third Securities, Inc., Huntington Securities, Inc., J.P. Morgan Securities LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital

Markets Inc., Mizuho Securities USA LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Royal Bank of Canada, Regions Securities LLC, Scotia Capital (USA) Inc., The Bank of Nova Scotia, Truist Securities, Inc., Truist Bank, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association. The following entities or their affiliates are lenders under our Term Loan Credit Agreement, and each may receive a pro rata portion of the net proceeds from the offering of our common stock pursuant to the Distribution Agreement to the extent that we use any such proceeds to reduce amounts outstanding under our Revolving Credit Agreement or Term Loan Credit Agreement: BofA Securities, Inc., Bank of America, N.A., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Crédit Agricole Corporate and Investment Bank, Fifth Third Securities, Inc., Huntington Securities, Inc., J.P. Morgan Securities LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Mizuho Markets Americas LLC, Regions Securities LLC, RBC Capital Markets, LLC, Royal Bank of Canada, Truist Securities, Inc., Truist Bank, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association. Because affiliates of these Sales Agents and Forward Purchasers are lenders under our Credit Agreements, it is possible that more than 5% of the proceeds from the offering of our common stock pursuant to the Distribution Agreement (not including commissions or discounts) may be received by a Sales Agent, Forward Purchaser and/or its affiliates. Nonetheless, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because we, as the issuer of the common stock in this offering, are a REIT, and REITs are excluded from the requirements of FINRA Rule 5121. In addition, this offering is of a class of securities that has a bona fide public market, as defined in FINRA Rule 5121(f)(3).

If we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulations, to borrow from third parties and sell, through the relevant Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Except as otherwise provided in the Distribution Agreement, each Forward Purchaser will be either a Forward Seller or an affiliate of a Forward Seller. As a result, a Forward Seller or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements.

Each Sales Agent or its affiliate, and each Forward Purchaser or its affiliate, may pay an unaffiliated entity or its respective affiliate, who is also a lender under our Revolving Credit Agreement or Term Loan Credit Agreement, a fee in connection with this offering.

Other Relationships

The Sales Agents and Forward Purchasers and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Sales Agents, Forward Purchasers and certain of their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us or our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Sales Agents, Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us or our affiliates. The Sales Agents, Forward Purchasers and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement

Settlement for sales of common stock sold pursuant to the Distribution Agreement will generally occur on the first trading day following the date on which any sales are made, or on such other date that is agreed in connection with a particular transaction, in return for payment of the net proceeds to us. Settlement for sales of common stock sold pursuant to a Principal Transaction will occur on such date and at such time as agreed upon in the applicable Terms Agreement, in return for the payment to us of the purchase price specified in such Terms Agreement (less any applicable transfer taxes or similar fees). Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we, the relevant Sales Agent and the relevant Forward Purchaser, if applicable, may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by any Sales Agent or Forward Purchaser and any Sales Agent or Forward Purchaser may distribute this prospectus supplement and the accompanying prospectus electronically.

Selling Restrictions

Other than in the U.S., no action has been taken by us or the Sales Agents and Forward Purchasers that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

WHERE YOU CAN FIND MORE INFORMATION

Sabra is subject to the information and reporting requirements of the Exchange Act, and, accordingly, files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to you, free of charge, on the SEC’s website at www.sec.gov. In addition, these documents are also made available through the website we maintain at www.sabrahealth.com as soon as reasonably practicable after we electronically file them with the SEC. Unless specifically incorporated by reference herein, none of the information contained on our website or on websites linked to our website is incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website or on websites linked to our website to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus supplement and the accompanying prospectus certain documents that Sabra has filed with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents Sabra has filed separately with the SEC. The information incorporated by reference herein and therein is deemed to be part of this prospectus supplement and the accompanying prospectus, as applicable, except for information incorporated by reference that is updated or superseded by information contained in this prospectus supplement or in any other subsequently filed document that also is incorporated by reference herein or therein. These documents contain important information about us, our business and our financial condition and results of operations. The following documents filed with the SEC are incorporated by reference into this prospectus supplement, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 19, 2025;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April  25, 2025 that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 5, 2025 and August 4, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 24, 2025 (with respect to Item 5.02 and Exhibit 10.1 to Item 9.01 only), June 12, 2025, June 30, 2025, and July 31, 2025;

•

the description of our common stock contained in Exhibit 4.1 (“Description of Sabra Health Care REIT, Inc.’s Capital Stock”) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 21, 2023, which updated the description thereof contained in the Form 8-A filed with the SEC on November 5, 2010, including any amendments or reports filed for the purpose of updating such description; and

•

any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and until we sell all of the securities offered by this prospectus supplement or the offering is otherwise terminated.

The information relating to us contained in this prospectus supplement should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are specifically incorporated by reference into the document. Requests can be made by writing to Investor Relations: Sabra Health Care REIT, Inc., 1781 Flight Way, Tustin, California 92782, or by telephone to (888) 393-8248. The documents incorporated by reference herein may also be accessed on our website at www.sabrahealth.com. Unless specifically incorporated by reference herein, none of the information contained on our website or on websites linked to our website is incorporated by reference into this prospectus supplement and you should not consider information contained on our website or on websites linked to our website to be part of this prospectus supplement.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP, Newport Beach, California. Certain legal matters relating to Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain U.S. federal income tax matters will be passed upon for us by Hogan Lovells US LLP, Washington, D.C. The Sales Agents, Forward Sellers and Forward Purchasers have been represented by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

SABRA HEALTH CARE REIT, INC.

COMMON STOCK, PREFERRED STOCK, WARRANTS, RIGHTS AND UNITS

SABRA HEALTH CARE LIMITED PARTNERSHIP

DEBT SECURITIES

Guarantees of Debt Securities of Sabra Health Care Limited Partnership

by Sabra Health Care REIT, Inc.

Sabra Health Care REIT, Inc., or any selling securityholders to be identified in the future, may offer from time to time, in one or more series:

•	shares of common stock;

•	shares of preferred stock;

•	warrants to purchase common stock and/or preferred stock;

•	rights to purchase common stock and/or preferred stock; and

•	units consisting of two or more of these classes or series of securities.

Sabra Health Care REIT, Inc., or any selling securityholders to be identified in the future, may offer these securities in amounts, at prices and on terms determined at the time of offering.

Sabra Health Care Limited Partnership may offer and sell, from time to time, in one or more offerings, debt securities in amounts, at prices and on terms determined at the time of offering. These debt securities may be fully and unconditionally guaranteed by Sabra Health Care REIT, Inc., as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior obligations.

The specific plan of distribution for any securities to be offered will be provided in a prospectus supplement. If agents, underwriters or dealers are used to sell these securities, a prospectus supplement will name them and describe their compensation. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you make an investment decision.

Our common stock is listed on The Nasdaq Stock Market LLC and trades on the Nasdaq Global Select Market under the symbol “SBRA.” On August 4, 2025, the closing sale price of our common stock, as reported on the Nasdaq Global Select Market, was $18.41 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system. The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities on any securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus and the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus and the applicable prospectus supplement to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed on Form S-3 with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we or any selling securityholders may sell any combination of the securities described in this prospectus from time to time in one or more offerings. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the securities being offered (if other than common stock) and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of our securities, you should carefully read this prospectus and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated, or the context otherwise requires:

•	references in this prospectus to “Sabra,” “Company,” “we,” “us” and “our” refer to Sabra Health Care REIT, Inc. and its subsidiaries on a consolidated basis; and

•	references in this prospectus to the “Operating Partnership” refer to Sabra Health Care Limited Partnership.

ABOUT THE REGISTRANTS

We operate as a self-administered, self-managed real estate investment trust, or REIT, that, through our subsidiaries, including the Operating Partnership, owns and invests in real estate serving the healthcare industry. Our primary business consists of acquiring, financing and owning real estate property to be leased to third-party tenants in the healthcare sector. We primarily generate revenues by leasing properties to tenants and owning properties operated by third-party property managers throughout the United States and Canada.

As of June 30, 2025, our investment portfolio consisted of 359 real estate properties held for investment (consisting of (i) 219 skilled nursing/transitional care facilities, (ii) 36 senior housing communities, (iii) 73 Senior Housing - Managed communities, (iv) 16 behavioral health facilities and 15 specialty hospitals and other facilities), 13 investments in loans receivable (consisting of three mortgage loans and 10 other loans), four preferred equity investments and two investments in unconsolidated joint ventures. As of June 30, 2025, our real estate properties held for investment included 36,553 beds/units, spread across the U.S. and Canada. As of June 30, 2025, the substantial majority of our real estate properties (excluding 73 Senior Housing - Managed communities) were leased under triple-net operating leases with expirations ranging from less than one year to 19 years.

We elected to be treated as a REIT with the filing of our U.S. federal income tax return for the taxable year beginning January 1, 2011. We believe that we have been organized and have operated, and we intend to continue to operate, in a manner to qualify as a REIT.

The Operating Partnership is a limited partnership organized under the laws of the State of Delaware and is a wholly owned subsidiary of Sabra.

Our principal executive office is located at 1781 Flight Way, Tustin, California 92782, and the telephone number of our principal executive office is (888) 393-8248.

WHERE YOU CAN FIND MORE INFORMATION

We and the Operating Partnership have filed the registration statement of which this prospectus is a part on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The documents we file with the SEC are also made available through the website we maintain at www.sabrahealth.com as soon as reasonably practicable after we electronically file them with the SEC. Unless specifically incorporated by reference herein, none of the information contained on our website or on websites linked to our website is incorporated by reference into this prospectus and you should not consider the information contained on our website or on websites linked to our website to be part of this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus is a part or will be filed through an amendment to such registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated by reference into this prospectus. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus certain documents that we have filed with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed, or will file, separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for information incorporated by reference that is updated or superseded by information contained in any subsequently filed document that also is incorporated by reference herein. These documents contain important information about us, our business and our financial condition and results of operations. The following documents filed with the SEC are incorporated by reference into the registration statement of which this prospectus forms a part, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 19, 2025;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2025 that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 5, 2025 and August 4, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 24, 2025 (with respect to Item 5.02 and Exhibit 10.1 to Item 9.01 only), June 12, 2025, June 30, 2025, and July 31, 2025; and

•

the description of our common stock contained in Exhibit 4.1 (“Description of Sabra Health Care REIT, Inc.’s Capital Stock”) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February  21, 2023, which updated the description thereof contained in the Form 8-A filed with the SEC on November 5, 2010, including any amendments or reports filed for the purpose of updating such description; and

•

any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and until we sell all of the securities offered by this prospectus or the offering is otherwise terminated.

The information relating to us contained in this prospectus and in any prospectus supplement should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

No separate financial statements of the Operating Partnership have been included or incorporated by reference herein. The Operating Partnership does not currently file reports, proxy statements or other information under the Exchange Act with the SEC. See “Supplemental Subsidiary Issuer Information.”

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are specifically incorporated by reference as exhibits to this prospectus. Requests can be made by writing to Investor Relations: Sabra Health Care REIT, Inc., 1781 Flight Way, Tustin, California 92782, or by telephone to (888) 393-8248. The documents incorporated by reference herein may also be accessed on our website at www.sabrahealth.com. Unless specifically incorporated by reference herein, none of the information contained on our website or on websites linked to our website is incorporated by reference into this prospectus and you should not consider the information contained on our website or on websites linked to our website to be part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking” information as that term is defined by the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements.

Examples of forward-looking statements include all statements regarding our expected financial conditions, results of operations, financing plans, business strategy, tenants, borrowers and Senior Housing - Managed communities, the expected amounts and timing of dividends and other distributions, projected expenses, potential investments, potential dispositions, plans and objectives for future operations, potential security offerings, and compliance with and changes in governmental regulations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.

Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following:

•	increased labor costs and labor shortages;

•	increases in market interest rates and inflation;

•	pandemics or epidemics, such as COVID-19, and the related impact on our tenants, borrowers and Senior Housing - Managed communities;

•	operational risks with respect to our Senior Housing - Managed communities;

•	competitive conditions in our industry;

•	the loss of key management personnel;

•	uninsured or underinsured losses affecting our properties;

•	potential impairment charges and adjustments related to the accounting of our assets;

•	the potential variability of our reported rental and related revenues as a result of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs;

•	risks associated with our investment in our unconsolidated joint ventures;

•	catastrophic weather and other natural or man-made disasters, the effects of climate change on our properties and a failure to implement sustainable and energy-efficient measures;

•	increased operating costs and competition for our tenants, borrowers and Senior Housing - Managed communities;

•	increased healthcare regulation and enforcement;

•	our tenants’ dependency on reimbursement from governmental and other third-party payor programs;

•	the effect of our tenants, operators or borrowers declaring bankruptcy or becoming insolvent;

•	our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties;

•	the impact of litigation and rising insurance costs on the business of our tenants;

•	the impact of required regulatory approvals of transfers of healthcare properties;

•	environmental compliance costs and liabilities associated with real estate properties we own;

•	our tenants’, borrowers’ or operators’ failure to adhere to applicable privacy and data security laws;

•	a material breach of our or our tenants’, borrowers’ or operators’ information technology;

•

our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries;

•	the significant amount of and our ability to service our indebtedness;

•	covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms;

•	adverse changes in our credit ratings;

•	our ability to make dividend distributions at expected levels;

•	our ability to raise capital through equity and debt financings;

•	changes and uncertainty in macroeconomic conditions and disruptions in the financial markets;

•	risks associated with our ownership of property outside the U.S., including currency fluctuations;

•	the relatively illiquid nature of real estate investments;

•	our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws;

•	compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT;

•	changes in tax laws and regulations affecting REITs;

•	the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities; and

•	the exclusive forum provisions in our bylaws.

We urge you to carefully consider these risks and review the additional disclosures we make concerning risks and other factors that may materially affect the outcome of our forward-looking statements and our future business and operating results, including those made under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any applicable prospectus supplement. See also the heading “Risk Factors” on page 7 of this prospectus. We caution you that any forward-looking statements made in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of their respective dates.

We do not intend, and we undertake no obligation, to update any forward-looking information to reflect future events or circumstances or to reflect the occurrence of unanticipated events, unless required by law to do so.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as other information we include or incorporate by reference in this prospectus and in the applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

SUPPLEMENTAL SUBSIDIARY ISSUER INFORMATION

Sabra Health Care REIT, Inc. and the Operating Partnership have filed the registration statement of which this prospectus is a part to register the issuance, among other securities, of debt securities of the Operating Partnership, which will be fully and unconditionally guaranteed by Sabra Health Care REIT, Inc. See “Description of Debt Securities and Related Guarantees.” Sabra Health Care REIT, Inc. owns substantially all of its assets and properties and conducts its operations through the Operating Partnership, of which Sabra Health Care REIT, Inc. is the sole general partner and a wholly owned subsidiary of Sabra Health Care REIT, Inc. is currently the only limited partner, or by subsidiaries of the Operating Partnership. The Operating Partnership is consolidated into the financial statements of Sabra incorporated by reference herein.

In accordance with applicable rules promulgated by the SEC, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions, certain disclosures are provided regarding the debt securities and related guarantees and summarized financial information is provided with respect to the obligors of those securities. The foregoing disclosures required by applicable SEC rules are incorporated herein by reference to the periodic reports we file with the SEC. See “Incorporation of Certain Information by Reference.” Accordingly, separate consolidated financial statements of the Operating Partnership have not been included or incorporated by reference herein.

USE OF PROCEEDS

When we offer particular securities, we will describe in a prospectus supplement relating to the securities offered how we intend to use the proceeds from their sale. We may invest funds not required immediately for such purposes in short-term investment grade securities. We will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

References to “we,” “us” and “our” in this section refer only to Sabra Health Care REIT, Inc. and not its consolidated subsidiaries.

The following is a summary of the material terms of our capital stock as set forth in our charter and bylaws, which govern the rights of holders of our capital stock. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the Maryland General Corporation Law (the “MGCL”), and to our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

General

Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.01 par value per share, and up to 10,000,000 shares of preferred stock, $0.01 par value per share. As of June 30, 2025, 239,792,173 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Under Maryland law, stockholders are not generally liable for our or our subsidiaries’ debts or obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of common stock offered hereby will, when issued in exchange for the consideration therefor, be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and the provisions of our charter that restrict transfer and ownership of our stock, the holders of shares of our common stock generally are entitled to receive dividends on such stock out of assets legally available for distribution to our stockholders when, as and if authorized by our board of directors and declared by us. The holders of shares of common stock are also entitled to share ratably in our net assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities.

Subject to the rights of any other class or series of our stock and the provisions of our charter that restrict the transfer and ownership of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors, and the holders of shares of our common stock possess the exclusive voting power.

Holders of shares of our common stock generally have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter that restrict the transfer and ownership of our stock, all shares of common stock have equal dividend, liquidation and other rights.

Preferred Stock

Under our charter, our board of directors may from time to time establish and cause us to issue one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series of preferred stock, our board of directors will be required by the MGCL and our charter to adopt resolutions and file articles supplementary with the State Department of Assessments and Taxation of Maryland. The articles supplementary will fix for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption, including, but not limited to, the following:

•	the title, designation and stated value of the preferred stock;

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions);

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

All shares of preferred stock offered hereby will, when issued in exchange for the consideration therefor, be fully paid and nonassessable and, unless otherwise provided for in the terms of a particular class or series of preferred stock being offered (as stated in the applicable prospectus supplement relating to such class or series), will not have any preemptive or similar rights. Our board of directors, without stockholder approval, could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting and other rights of the holders of our common stock.

We will set forth in the applicable prospectus supplement relating to the class or series of preferred stock being offered the specific terms of each class or series of our preferred stock, including the price at which the preferred stock may be purchased, the number of shares of preferred stock offered, and the terms, if any, on which the preferred stock may be convertible into common stock or exchangeable for other securities.

Power to Reclassify Unissued Shares

Our board of directors has the power, without stockholder approval, to amend our charter to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series, to authorize us to issue additional authorized but unissued shares of common stock or preferred stock and to classify and reclassify any unissued shares of common stock or preferred stock into other classes or series of stock, including one or more classes or series of common stock or preferred stock that have priority with respect to voting rights, dividends or upon liquidation over shares of common stock. Prior to the issuance of shares of each new class or series, our board of directors will be required by the MGCL and our charter to set, subject to the provisions of our charter regarding restrictions on transfer and ownership of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption for each class or series of capital stock.

Restrictions on Transfer and Ownership of Stock

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, among other requirements, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, rent from related-party tenants (generally, a tenant of a REIT that is 10% or more owned, actually or constructively, by the REIT, or that is a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. To qualify as a REIT, we must satisfy other requirements as well. See “Material U.S. Federal Income Tax Considerations—Taxation of Our Company.”

Our charter contains restrictions on the transfer and ownership of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or more than 9.9% in value of our outstanding stock. In addition, classes of shares other than common stock may be subject to ownership limitations set forth in the articles supplementary relating to such shares. These limits are collectively referred to as the “ownership limits.” The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.9% of our outstanding common stock or less than 9.9% of our outstanding stock, or the acquisition of an interest in an entity that owns, actually or constructively, our stock, could, nevertheless, cause the acquiror, or another individual or entity, to own constructively shares of our outstanding stock in excess of the ownership limits.

Our board of directors may, upon receipt of certain representations, covenants and undertakings and in its sole and absolute discretion, prospectively or retroactively, exempt a person from the ownership limits or establish a different limit on ownership, or an excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limits would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limits or creating an excepted holder limit, our board of directors may, but is not required to, require an Internal Revenue Service, or IRS, ruling or opinion of counsel satisfactory to our board of directors (in its sole discretion) as it may deem necessary or advisable to determine or ensure our status as a REIT. Our board of directors may only reduce any excepted holder limit with the written consent of such excepted holder at any time or pursuant to the terms and conditions of the agreements entered into with the stockholder in connection with the establishment of the excepted holder limit.

Our board of directors may also, from time to time, increase or decrease the ownership limits unless, after giving effect to the increased or decreased ownership limits, five or fewer persons could beneficially own, in the aggregate, more than 49.9% in number or value of our outstanding stock or we would otherwise fail to qualify as a REIT. Decreased ownership limits do not apply to any person or entity whose ownership of stock is in excess of the decreased ownership limits until the person or entity’s ownership of stock equals or falls below the decreased ownership limits, but any further acquisition of stock would be in violation of the decreased ownership limits.

Our charter also prohibits:

•

any person from beneficially or constructively owning shares of our stock to the extent such beneficial or constructive ownership would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause us to fail to qualify as a REIT;

•	any transfer of shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons;

•

any person from beneficially or constructively owning shares of our stock to the extent such beneficial or constructive ownership would result in our constructively owning 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code; and

•

any person from constructively owning shares of our stock to the extent such constructive ownership would cause any “eligible independent contractor” that operates a “qualified health care property” on behalf of a “taxable REIT subsidiary” of ours (as such terms are defined in Sections 856(d)(9)(A), 856(e)(6)(D)(i) and 856(l) of the Code, respectively) to fail to qualify as such.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits, or any of the other restrictions on transfer and ownership of stock, and any person who is the intended transferee of shares of stock that are transferred to the charitable trust described below, will be required to give us immediate written notice and, in the case of a proposed transaction, at least 15 days’ prior written notice and to provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The provisions of our charter regarding restrictions on transfer and ownership of stock do not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be void ab initio and the intended transferee shall acquire no rights in such shares of stock. Any attempted transfer of our stock which, if effective, would violate any of the other restrictions described above will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. We will appoint the trustee of the trust, who will be unaffiliated with us and any proposed transferee of the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Shares of our stock held in the trust will be issued and outstanding shares. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restrictions on transfer and ownership of stock, then the transfer of the shares will be void ab initio.

The proposed transferee shall have no rights in the shares held by the trust. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be held in trust for the charitable beneficiary. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion, to rescind as void any vote cast by a proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our board of directors or a committee thereof or other designee if permitted by the MGCL determines in good faith that a transfer or other event has taken place that violates the restrictions on transfer and ownership of stock set forth in our charter or that a person intends to acquire or has attempted to acquire beneficial or constructive ownership in violation of our ownership limits, then our board of directors or such committee or other designee if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer or other event; provided, however, that any transfer or attempted transfer or other event in violation of the above restrictions shall automatically result in the transfer to the trust described above, and, where applicable, such transfer or other event shall be void ab initio as provided above irrespective of any action or non-action by our board of directors or any committee or designee thereof.

Shares of stock transferred to the trustee will be deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a devise or gift, the market price of such stock at the time of such devise or gift)

and (ii) the market price of such stock on the date we, or our designee, accepts such offer. We will have the right to accept such offer until the trustee has sold the shares held in the charitable trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will be required to distribute the net proceeds of the sale to the proposed transferee and any distributions held by the trustee with respect to such shares to the charitable beneficiary. We may reduce the amount payable to the proposed transferee by the amount of dividends and distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

If we do not buy the shares, the trustee will be required, within 20 days of receiving notice from us of a transfer of shares to the trust, to sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits, or the other restrictions on transfer and ownership of stock. Upon such sale, the interest of the charitable beneficiary in the shares of stock sold shall terminate and the trustee shall distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary. After selling the shares, the trustee will be required to distribute to the proposed transferee an amount equal to the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held by the trust (e.g., in the case of a gift, devise or other such transaction), the market price of such stock on the day of the event causing the shares to be held by the trust and (ii) the price per share received by the trustee (net of any commissions and other expenses) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sales proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If the proposed transferee sells such shares prior to the discovery that such shares have been transferred to the trustee, then (i) such shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for such shares that exceeds the amount that such proposed transferee would have received if such shares had been sold by the trustee, such excess shall be paid to the trustee upon demand.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on transfer and ownership described above or state that we will furnish a full statement of the above restrictions on request and without charge.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, in number or in value, within 30 days after the end of each taxable year, will be required to give us written notice stating the person’s name and address, the number of shares of each class and series of stock that the person beneficially owns, a description of the manner in which the shares are held and any additional information that we request in order to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who holds shares of our stock for a beneficial owner or constructive owner will be required to, on request, disclose to us in writing such information as we may request in order to determine the effect, if any, of the stockholder’s actual and constructive ownership of stock on our status as a REIT and to comply with the requirements of any governmental or taxing authority.

The restrictions on transfer and ownership described above could have the effect of delaying, deferring or preventing a change of control in which holders of shares of our stock might receive a premium for their shares over the then-prevailing price.

Certain Provisions of Maryland Law and of Our Charter and Bylaws

The following paragraphs summarize certain provisions of our charter and bylaws, as well as selected provisions of the MGCL.

Board of Directors

Our charter and bylaws provide that the number of directors of our Company may be established by our board of directors, but may not be fewer than the minimum number required by the MGCL nor more than eight. Currently, we have seven directors. We have elected to be subject to certain provisions of the MGCL, as a result of which our board of directors has the exclusive power to fill vacancies on the board of directors.

Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies. In order for any incumbent director to become a nominee of our board of directors for further service on our board of directors, such person must submit an irrevocable resignation, which will only become effective as described below. Under our charter, there is no cumulative voting in the election of our board of directors. Instead, our bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of shares affirmatively voted “against” that nominee in order for that nominee to be elected. If a nominee who is an incumbent director does not receive a majority of the votes cast in an uncontested election, the nominating and governance committee of our board of directors shall consider the facts and circumstances relating to the election and the resignation submitted by such nominee, and recommend to our board of directors, within sixty (60) days following certification of the election results, whether such resignation should be accepted or rejected or whether other action should be taken. The board of directors shall act on the resignation within ninety (90) days following certification of the election results, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation. The committee in making its recommendation and the board of directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

Removal of Directors

Our charter provides that, subject to the rights of holders of any class or series of stock separately entitled to elect or remove one or more directors, a director may be removed with or without cause, by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Amendments to Our Charter and Bylaws and Approval of Extraordinary Actions

Under Maryland law, a Maryland corporation generally cannot amend its charter, merge, convert, consolidate, sell all or substantially all of its assets, engage in a statutory share exchange, dissolve or engage in similar transactions outside the ordinary course of business unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these actions by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that the affirmative vote of at least a majority of the votes entitled to be cast on the matter will be required to approve all charter amendments or extraordinary actions. Also, Maryland law permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if 90% or more of the equity interests of the person or persons are owned, directly or indirectly, by the corporation.

Our bylaws may be altered, amended or repealed, in whole or in part, and new bylaws may be adopted by (i) our board of directors or (ii) our stockholders with the affirmative vote of a majority of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors.

Business Combinations

Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10 percent or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, a board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	eighty percent of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single class.

These supermajority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute provides various exemptions from its provisions, including for business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has not opted out of the business combination provisions of the MGCL, and consequently, the five-year prohibition and the supermajority vote requirements will apply to business combinations between us and any interested stockholder.

We are subject to the business combination provisions described above. However, our board of directors may elect to opt out of the business combination provisions at any time.

Control Share Acquisitions

Maryland law provides that issued and outstanding control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to, directly or indirectly, exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction or waiver of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the special meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain conditions and limitations, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision that exempts from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or by a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•

a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining directors in office and such director shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies, or

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

The board has adopted a resolution that prohibits our Company from electing to be subject to the classified board provision of Subtitle 8 unless a proposal to repeal such resolution is first approved by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors. Pursuant to our charter, we have elected to be subject to the provision of Subtitle 8 that requires that vacancies on the board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our bylaws unrelated to Subtitle 8, we already

(1) vest in the board of directors the exclusive power to fix the number of directors and (2) require, unless called by our chair, chief executive officer, president or the board of directors, the request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of stockholders if certain procedural requirements are met.

Special Meetings of the Stockholders

Each of our chair of the board, chief executive officer, president and board of directors has the power to call a special meeting of the stockholders. A special meeting of the stockholders to act on any matter that may properly be brought before a meeting of stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. The secretary will be required to inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder will be required to pay such estimated cost to the secretary prior to the preparation and mailing of any notice for such special meeting.

Advance Notice of Director Nomination and New Business; Proxy Access

Our charter and bylaws provide that, at any annual meeting of stockholders, nominations of individuals for election to the board of directors and proposals of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors, or (iii) by a stockholder who was a stockholder of record at each of (A) the record date with respect to the annual meeting, (B) the time of giving of notice by the stockholder as provided in the advance notice provisions set forth in our bylaws, and (C) the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the annual meeting in the election of directors or on such other proposed business and who has complied with the advance notice provisions set forth in our bylaws. The stockholder generally must provide notice to the secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of directors at the preceding year’s annual meeting.

Only the business specified in our notice of meeting may be brought before any special meeting of stockholders. Our bylaws provide that nominations of individuals for election to our board of directors at a special meeting of stockholders may be made only (i) by or at the direction of our board of directors, (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing directors and provides the information required to request such a meeting under our bylaws, or (iii) provided that the special meeting has been called for the purpose of electing directors, by any stockholder of record at each of (A) the record date with respect to the special meeting, (B) the time of giving of notice provided for in the advance notice provisions set forth in our bylaws and (C) the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws. Such stockholder will be entitled to nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice, containing the information required by our bylaws, is delivered to the secretary at our principal executive office not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (i) the 90th day prior to such special meeting or (ii) the tenth day following the day on which public announcement is first made of the date of the special meeting and any of the nominees proposed by the board of directors to be elected at such meeting.

Our bylaws also include proxy access to allow eligible stockholders to include their own nominee or nominees for director in our proxy materials for an annual meeting of stockholders, along with the candidates nominated by the board of directors. A stockholder, or group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years would be permitted to include director candidates constituting up to 25% of our board of directors (rounded down to the nearest whole number, but not less than two). Under the proxy access procedure, for the stockholders’ notice in respect of the annual meeting of our stockholders to be timely, such notice must be delivered to us not later than the close of business on the 120th day nor earlier than the 150th day prior to the first anniversary of the release date of the proxy materials for the preceding year’s annual meeting of stockholders. The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice and proxy access procedures also permit a more orderly procedure for conducting stockholder meetings.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of the Company;

•	any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the stockholders of the Company;

•	any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the MGCL, our charter or our bylaws; or

•	any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine.

This exclusive forum provision is intended to apply to claims arising under Maryland state law and would not apply to claims brought pursuant to the Exchange Act or Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. This exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The restrictions on transfer and ownership of our stock will prohibit any person from acquiring more than 9.9% of outstanding common stock or more than 9.9% of outstanding stock without prior approval of our board of directors. The business combination statute may discourage others from trying to acquire more than 10% of our stock without the advance approval of our board of directors, and may substantially delay or increase the difficulty of consummating any transaction with or change in control of us. Because our board of directors can approve exceptions to the transfer and ownership limits and exempt transactions from the business combination statute, the transfer and ownership limits and the business combination statute will not interfere with a merger or other business combination approved by our board of directors. The power of our board of directors to classify and reclassify unissued common stock or preferred stock, and authorize us to issue classified or reclassified shares, also could have the effect of delaying, deferring or preventing a change in control or other transaction.

These provisions, along with other provisions of the MGCL and our charter and bylaws discussed above, including provisions relating to the removal of directors and the filling of vacancies, the advance notice provisions and the procedures that stockholders will be required to follow to request a special meeting, alone or in combination, could have the effect of delaying, deferring or preventing a proxy contest, tender offer, merger or other change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders, and could increase the difficulty of consummating any offer.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Listing

Shares of our common stock are listed on The Nasdaq Stock Market LLC and trade on the Nasdaq Global Select Market under the symbol “SBRA.”

DESCRIPTION OF WARRANTS

References to “we,” “us” and “our” in this section refer only to Sabra Health Care REIT, Inc. and not to its consolidated subsidiaries.

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of warrants that we may offer under this prospectus. While the terms we have summarized below will generally apply to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue warrants for the purchase of shares of our common stock or shares of our preferred stock. We may issue warrants independently of or together with shares of our common stock or shares of our preferred stock offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, shares of common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants.

The following summary of material provisions of the warrant agreements and warrants is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and the warrant certificates applicable to the particular series of warrants, which will be filed with the SEC if we offer warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreement and warrant certificates that contain the terms of the warrants.

General

The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

•	the offering price;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

•	the number of warrants being offered;

•	the date, if any, after which the warrants and the underlying securities will be transferable separately;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire (the “Expiration Date”);

•	the number of warrants outstanding, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase shares of common stock or preferred stock will not have any rights of holders of shares of common stock or preferred stock, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the Expiration Date (which may be extended by us), unexercised warrants will become void.

Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders.

DESCRIPTION OF RIGHTS

References to “we,” “us” and “our” in this section refer only to Sabra Health Care REIT, Inc. and not to its consolidated subsidiaries.

We may issue rights for the purchase of shares of our common stock or shares of our preferred stock. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which the right expires;

•	the number of rights outstanding, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF UNITS

References to “we,” “us” and “our” in this section refer only to Sabra Health Care REIT, Inc. and not to its consolidated subsidiaries.

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of rights and warrants to purchase our common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. The applicable prospectus supplement relating to the units will describe the terms of any units we issue, including as applicable:

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

The following is a description of the general terms and provisions of the debt securities of the Operating Partnership and the related guarantees by Sabra. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered.

The summary set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture referred to below and the supplemental indenture (including the form of debt security) relating to the applicable series of debt securities. You should read the applicable prospectus supplement and the indenture and the supplemental indenture (including the form of debt security) relating to the applicable series of debt securities being offered.

Debt securities will be issued under an indenture, dated September 30, 2021, among the Operating Partnership, Sabra, as guarantor, and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as the initial trustee (the “indenture”), in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the general partner of the Operating Partnership. The indenture, as it may be amended or supplemented from time to time, is subject to and governed by the Trust Indenture Act of 1939, as amended. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. The terms relating to a series of debt securities will be described in the applicable prospectus supplement, including but not limited to:

•	the title of the debt securities and the series in which the debt securities will be included;

•	the principal amount of debt securities being offered, and, if part of a series, the total amount authorized;

•	any limit on the aggregate principal amount of the debt securities;

•	whether or not the series of debt securities will be issued in global form and, if so, the terms and who the depositary will be;

•	the date or dates on which the principal of the debt securities is payable;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•

the rate or rates at which the debt securities will bear interest, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•

the place or places where the payment of principal (and premium, if any) and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands may be served;

•	any optional redemption provisions, which would permit the redemption of the debt securities in whole or in part;

•	any sinking fund or other provisions that would require the redemption, repayment or purchase of the debt securities, if any;

•	the terms and conditions, if any, upon which the debt securities of the series will be required to be repurchased at the option of the holders of such debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity or any other securities;

•

the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods and the manner used to determine those amounts;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	the terms of any guarantee of the debt securities by Sabra Health Care REIT, Inc.;

•	whether the debt securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	information describing any book-entry features;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms which may be required by the Operating Partnership or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the indenture, as it may be supplemented or amended. Upon an event of default under such indenture, the trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to the trustee against the costs, losses, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business, whether or not a business day, on the regular record date for the interest.

The Operating Partnership will pay principal of (and premium, if any) and interest on, the debt securities of a particular series at the office of the paying agents designated by the Operating Partnership, except that, unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership may make payments of principal (and premium, if any) or interest by check which it will mail to the holder or by wire transfer, to an account within the United States, to certain holders. Unless otherwise indicated in a prospectus supplement, the Operating Partnership will designate an office or agency of the trustee in the continental United States as its paying agent for payments with respect to debt securities of each series. Any other paying agents that the Operating Partnership initially designates for the debt securities of a particular series will be named in the applicable prospectus supplement. The Operating Partnership will maintain a paying agent in each place of payment for the debt securities of a particular series.

Governing Law

The indenture, the debt securities and any guarantees will be governed by and construed in accordance with the laws of the State of New York.

Guarantees

Unless otherwise specified in the applicable prospectus supplement, the debt securities may be unconditionally and irrevocably guaranteed on an unsecured and unsubordinated basis by Sabra Health Care REIT, Inc. Any guarantee would cover the timely payment of the principal of (and premium, if any), and interest or sinking fund payments on, the debt securities, whether the Operating Partnership makes the payment at a maturity date, as a result of acceleration or redemption, or otherwise. We will more fully describe the existence and terms of any guarantee of any of debt securities in the applicable prospectus supplement relating to those debt securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations associated with an investment in our common stock. For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “we,” “our” and “us” generally mean Sabra Health Care REIT, Inc. and its subsidiaries or other lower-tier entities, except as otherwise indicated, and references to “tenants” are to persons who are treated as lessees of real property for purposes of the REIT requirements. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to holders of shares of our common stock. The summary is based on the Code, final, temporary and proposed U.S. Treasury regulations, administrative rulings and court decisions in effect as of the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect. Any such change could alter the U.S. federal income tax consequences described herein. No ruling has been sought from the Internal Revenue Service (the “IRS”) regarding our qualification as a “real estate investment trust” or “REIT” for U.S. federal income tax purposes, and there can be no assurance that the IRS will not challenge any of the U.S. federal income tax consequences described herein. Moreover, the statements in this prospectus, and the opinion of counsel described below, are not binding on the IRS or a court and do not preclude the IRS from asserting, or a court from sustaining, a contrary result. This discussion also is based upon the assumption that we will operate our Company and its subsidiaries in accordance with their applicable organizational documents and in the manner that we have represented. This summary is for general information only and is not tax advice. This discussion does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any federal tax other than the income tax, associated with the ownership or disposition of our common stock or our election to be taxed as a REIT. In addition, this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	banks, insurance companies, regulated investment companies, or other financial institutions;

•	dealers or brokers in securities or currencies;

•	partnerships, other pass-through entities and trusts, including REITs;

•	partners in partnerships holding our stock;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons who are subject to alternative minimum tax;

•	tax-exempt organizations, except to the extent provided in “—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders” below; and

•	non-U.S. investors, except to the extent provided in “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders” below.

In addition, this summary does not address tax considerations relating to the purchase, ownership and disposition of warrants, rights, units representing an interest in two or more securities or debt securities. In the event we issue any such securities, the prospectus supplement will discuss the related tax considerations in greater detail.

This summary assumes that investors will hold shares of our stock as a capital asset, which generally means property held for investment.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You are urged to consult your tax advisor regarding the tax consequences to you of:

•	the acquisition, ownership and disposition of our common stock, including the federal, state, local, and foreign income and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS DESCRIBED BELOW ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP, AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, NON-U.S. AND OTHER TAX LAWS AND REGARDING ANY POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

General

We elected to be treated as a REIT effective for our taxable year ended on December 31, 2011. We believe that we have been organized and have operated in a manner to that has permitted us to qualify for taxation as a REIT from the effective date of our REIT election.

The law firm of Hogan Lovells US LLP (“Hogan Lovells”) has acted as our REIT tax counsel and, in that capacity, has rendered an opinion to us to the effect that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, effective for each of our taxable years ended December 31, 2017, through and including the taxable year ended December 31, 2024 (which include all of our open tax years), and that our current organization and current and intended method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code for the current taxable year and thereafter. It must be emphasized that the opinion of Hogan Lovells is based on various assumptions relating to our organization and operation, is conditioned upon factual representations and covenants made by our management regarding our organization, assets, income, the present and future conduct of our business operations, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. In addition, the opinion of Hogan Lovells assumes that we satisfied all the requirements for qualifications and taxation as a REIT for the taxable year ended December 31, 2011 through the taxable year ended December 31, 2016. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hogan Lovells or by us that we will qualify as a REIT for any particular year. The opinion of Hogan Lovells is expressed as of the date issued. Hogan Lovells has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Hogan Lovells’ opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which tax could be significant in amount) in order for us to maintain our REIT qualification. Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, our compliance with which will not be reviewed by Hogan Lovells. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which entities will not have been reviewed by Hogan Lovells.

Provided that we qualify to be taxed as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our REIT taxable income that currently is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation. A “C corporation” is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income, net of corporate income taxes paid, is distributed thereto. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends by us to holders of our common stock. Any net operating losses, foreign tax credits and other tax attributes generated or incurred by us generally do not pass through to our stockholders, subject to special rules for certain items such as the undistributed but designated capital gain that we recognize.

Even if we qualify to be taxed as a REIT, we nonetheless will be subject to U.S. federal income tax in the following circumstances:

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We will be taxed at regular corporate income tax rates (currently 21% for U.S. federal corporate income tax purposes) on any undistributed “REIT taxable income,” including undistributed net capital gain, for any taxable year. REIT taxable income is the taxable income of the REIT, subject to specified adjustments, including a deduction for dividends paid.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

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If we elect to treat property that we acquire in connection with certain leasehold terminations or a foreclosure of a mortgage loan as “foreclosure property,” we may thereby avoid (1) the 100% prohibited transactions tax on gain from a resale of that property (if the sale otherwise would constitute a prohibited transaction); and (2) the inclusion of any income from such property as non-qualifying income for purposes of the REIT gross income tests discussed below. Income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (1) the greater of (a) the amount by which we fail the 75% gross income test, or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

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If we violate the asset tests (other than a de minimis failure of the 5% or 10% asset test) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to at least $50,000 per failure, which, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest U.S. federal corporate income tax rate (currently 21%), if that amount exceeds $50,000 per failure.

•	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods (collectively, the “required distribution”), we will be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts upon which we paid U.S. federal corporate income tax at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.

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We will be subject to a 100% penalty tax on amounts we receive from, on certain expenses deducted by, and on certain service income imputed to, a taxable REIT subsidiary (“TRS”) if certain arrangements between us and our TRSs are not comparable to similar arrangements among unrelated parties.

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If we acquire appreciated assets from a corporation that is or has been a C corporation (or a partnership in which a C corporation is a partner) in a transaction in which our tax basis in the assets is determined by reference to the C corporation’s (or such partnership’s) tax basis in such assets, provided no election is made for the transaction to be taxable currently, we will be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following the acquisition from the C corporation (or partnership).

•	We may elect to retain and pay U.S. federal corporate income tax on our net long-term capital gain.

•	The earnings of our subsidiaries that are C corporations, including our TRSs, are subject to domestic and/or foreign corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property, gross receipts and other taxes on our assets and operations. We also could be subject to tax in other situations and on transactions not presently contemplated.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual dividend requirements. The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable stock, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities and as determined by applying certain attribution rules);

(7)

that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT qualification;

(8)	that uses a calendar year for U.S. federal income tax purposes;

(9)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(10)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. However, a trust that is a qualified trust under Internal Revenue Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding stock of a REIT in proportion to their actual interests in the trust for purposes of condition (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of 5% or more of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If such record holder fails or refuses to comply with the demands, such record holder will be required by Treasury regulations to submit a statement with such record holder’s tax return disclosing such record holder’s actual ownership of our stock and other information. We have complied, and currently intend to continue to comply, with these requirements.

We believe that we have been organized, have operated and have issued sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (10). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above. These restrictions, however, do not ensure that we previously have satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, such stock ownership requirements. If we fail to satisfy these requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the demand and record-keeping requirements described in the previous paragraph and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6), we will be treated as having satisfied this requirement. See “—Failure to Qualify as a REIT.”

Effect of Subsidiary Entities

Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests.

If a REIT is a partner in a partnership, the REIT will be deemed to own its proportionate capital share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that capital share. Also, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and the asset tests. In addition, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entity or arrangement treated as a partnership for tax purposes.

Generally, U.S. federal income tax audits of partnerships and the collection of any tax resulting from such audits or other tax proceedings can result in liabilities at the partnership rather than at the partner level. Under these rules, the partnership itself must pay any “imputed underpayments,” consisting of delinquent taxes, interest, and penalties deemed to arise out of an audit of the partnership, unless certain alternative methods are available and the partnership elects to utilize them. Therefore, it is possible that, any partnership in which we are a partner could be subject to, or otherwise bear the economic burden of, U.S. federal income tax, interest, and penalties resulting from a U.S. federal income tax audit of that partnership, and as a result we may bear more than our proportionate share of such tax, interest, and penalties.

Qualified REIT Subsidiaries. A corporation that is a qualified REIT subsidiary, or QRS, is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a QRS are treated as assets, liabilities and items of income, deduction and credit of the parent REIT. A QRS is a corporation for income tax purposes, other than a TRS (as defined below), all of the stock of which is owned by a REIT. Thus, in applying the requirements described herein, any QRS that we own will be ignored for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit.

Taxable REIT Subsidiaries. A TRS is an entity that is taxable as a corporation in which a REIT owns, directly or indirectly, an equity interest, including stock, and that elects with the REIT to be treated as a TRS under the Internal Revenue Code. If a TRS owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary also will be treated as a TRS. A TRS is a C corporation subject to U.S. federal income tax at applicable corporate income tax rates. The gross income and assets of our TRSs are not attributable to us for purposes of satisfying the REIT income and asset test requirements.

The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns securities possessing more than 35% of the total voting power or total value of the outstanding securities of such corporation will automatically be treated as a TRS. We are not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT Requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Under current law, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. For taxable years beginning after December 31, 2025, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

To ensure that TRSs will be subject to appropriate levels of U.S. federal corporate income taxation, a 100% excise tax can be imposed on transactions between a TRS and its parent REIT that are not conducted on an “arm’s-length” basis. Our TRSs make substantial payments to us, including rental payments and other payments. There can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of the rental and other payments received by us from, expenses deducted by, or service income imputed to, our TRSs. While we believe that the arrangements with our TRSs reflect arm’s-length terms, these determinations inherently are factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to reflect accurately their respective incomes.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS may provide rights to any brand name under which any health care facility or lodging facility is operated if such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a health care facility or lodging facility and held by the TRS as a franchisee, licensee, or in a similar capacity, and such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a “qualified health care property” or “qualified lodging facility” outside of the United States will not be considered to operate or manage a “qualified health care property” or “qualified lodging facility,” as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. Rent that we receive from any TRS lessee will qualify as “rents from real property” as long as the property is a “qualified health care property” and is operated on behalf of a TRS lessee by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” for any person unrelated to us and a TRS lessee (an “eligible independent contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility.

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT.

First, at least 75% of our gross income for each taxable year (excluding gross income from prohibited transactions) must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

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interest on debt secured by mortgages on real property, or on interests in real property (including interest on an obligation secured by a mortgage on both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all the property securing the obligation);

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year (excluding gross income from prohibited transactions) must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, if we attach a schedule of the sources of our income to our return, and if any income would be entitled to the benefit of these relief provisions. Even if these relief provisions were to apply, a tax would be imposed with respect to the excess net income.

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is generally excluded from both the numerator and the denominator in both income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

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First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales.

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Second, we must not own, and an actual or constructive owner of 10% or more of our capital stock must not own, actually or constructively, 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant, unless such tenant is our TRS and certain other conditions are met. The uncertainty of the application of the attribution rules at any point in time makes uncertain the determination that all or the requisite percentage of rents received by us from tenants that are publicly owned entities are “rents from real property.” We believe that we have not owned directly or by attribution at any time 10% or more of the outstanding ownership interests in any tenant. If the rents received do not qualify, we might not qualify as a REIT unless the relief provisions described below are determined to be available. The Company has carefully reviewed the ownership each tenant and of our common stock with the foregoing attribution rules in mind and we are not aware of any ownership by us, directly or by attribution, of 10% or more of the outstanding ownership interests in any tenant.

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Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the “personal property ratio”).

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Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more TRSs, which may provide noncustomary services to our tenants without tainting our rents from the related properties. We have not provided services to leased properties that have caused rents to be disqualified as rents from real property, and in the future, we intend that any services provided will not cause rents to be disqualified as rents from real property.

We may also lease “qualified health care properties” on an arm’s-length basis to a TRS if the property is operated on behalf of such subsidiary by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating health care facilities for any person unrelated to us or our TRS. Generally, the rent that we receive from our TRS in such structures will be treated as “rents from real property.” A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility that extends medical or nursing or ancillary services to patients and is operated by a provider of such services that is eligible for participation in the Medicare program with respect to such facility.

We generally do not intend to receive rent that fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based, in whole or in part, on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, in the case of a loan secured by real property and personal property, such personal property to the extent that it does not exceed 15% of the total fair market value of all such property securing the loan), including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of: (i) the date we agreed to acquire or originate the loan; or (ii) in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property— that is, the amount by which the loan exceeds the value of the real property that is security for the loan. IRS guidance provides that we do not need to redetermine fair market value of the real property securing the loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the loan.

We may invest in loans secured by real property that is under construction or being significantly improved, in which case the value of the real estate that is security for the loan will be the fair market value of the land plus the reasonably estimated cost of the improvements or developments (including, in the case of a loan secured by real property and personal property, such personal property to the extent that it does not exceed 15% of the total fair market value of all such property securing the loan) which will secure the loans and which are to be constructed from proceeds of the loan.

We may invest in or originate mezzanine loans. Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In

Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, it is likely that any mezzanine loans that we acquire may not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate or acquire do not qualify for the safe harbor described above, the interest income from the loans may be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We intend to invest in mezzanine loans in a manner that will enable us to satisfy the REIT gross income and asset tests.

Prohibited Transactions. A REIT will incur a 100% tax on the gain derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all of the facts and circumstances of the particular transaction. There is a safe harbor from such treatment, under which we will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure and other than certain involuntary conversions) in the year of sale or (b) (x) substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income or through a TRS, and (y) at least one of the following criteria is met, in each case excluding sales of foreclosure property and involuntary conversions:

•	the aggregate adjusted bases of property sold during the year of sale is 10% or less of the aggregate adjusted bases of all our assets as of the beginning of the taxable year;

•	the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all our assets as of the beginning of the taxable year;

•

the aggregate adjusted bases of property sold during the year of sale is 20% or less of the aggregate adjusted bases of all of our assets as of the beginning of the taxable year, and the aggregate adjusted bases of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate adjusted bases of all of our assets on the first day of the year of sale and the two preceding years; or

•

the aggregate fair market value of property sold during the year of sale is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, and the aggregate fair market value of property sold during the year of sale and the two preceding years is 10% or less of the sum of the aggregate fair market value of all of our assets on the first day of the year of sale and the two preceding years.

The sale of more than one property to a buyer as part of one transaction constitutes one sale for purposes of this safe harbor. We intend to own our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning rental properties and making occasional sales of properties as are consistent with our investment objectives, and we believe that we have complied with the safe harbor provisions and will continue to so comply in the future. However, the IRS may successfully contend that some of our sales are prohibited transactions, in which case we would be required to pay the 100% penalty tax on the gains resulting from any such sales.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). If we have entered into a hedging transaction and a portion of the hedged indebtedness or property is disposed of and in connection with such extinguishment or disposition we enter into a new “clearly identified” hedging transaction (a “Counteracting Hedge”), income from the applicable hedge and income from the Counteracting Hedge (including gain from the disposition of such Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

True Lease Characterization for Tax Purposes. For rent paid pursuant to our leases to qualify as “rents from real property,” the lease agreements must be respected as “true leases” for U.S. federal income tax purposes and not treated as service contracts, joint ventures, loans or some other type of arrangement. The determination of whether such lease agreements are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties,

•	the form of the agreement,

•

the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was simply required to use its best efforts to perform its obligations under the agreement), and

•

the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gains (e.g., appreciation) with respect to the property.

In addition, U.S. federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

If any of the lease agreements that we have entered into or assumed are recharacterized as service contracts, joint ventures, loans or some other type of arrangement, rather than true leases, part or all of the payments that we receive under any such lease agreements would not be considered rent or would not otherwise satisfy the various requirements for qualification as “rents from real property” and, as a result, we could lose our REIT status.

We believe that all of our leases, including the leases that existed at the time of our REIT election, were or are true leases and that the payments under such lease agreements represented fair market rentals at the time they were entered into. Investors should be aware that there are no controlling U.S. Treasury regulations, published rulings or judicial decisions addressing true lease status for U.S. federal income tax purposes of leases with terms substantially the same as our original lease agreements.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

•	we file a description of each item of our gross income in accordance with applicable Treasury Regulations.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. Even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year:

•

First, at least 75% of the value of our total assets must consist of: (a) cash or cash items, including certain receivables, (b) government securities, (c) real estate assets, including interests in real property, leaseholds and options to acquire real property and leaseholds, (d) interests in mortgages on real property (including an interest in an obligation secured by a mortgage on both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all the property securing the obligation) or on interests in real property, (e) stock in other REITs, (f) debt instruments issued by publicly offered REITs (i.e., REITs which are required to file annual and periodic reports with the SEC under the Exchange Act), (g) personal property leased in connection with real property to the extent that rents attributable to such personal property do not exceed 15% of the total rent received under the lease and are treated as “rents from real property”; and (h) investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five year term;

•	Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets;

•	Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities;

•	Fourth, no more than 20% (25% for taxable years beginning after December 31, 2025) of the value of our total assets may consist of the securities of one or more TRSs;

•

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test; and

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Sixth, no more than 25% of our total assets may consist of debt instruments issued by publicly offered REITs that qualify as “real estate assets” only because of the express inclusion of “debt instruments issued by publicly offered REITs” in the definition.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” generally does not include debt securities issued by a partnership to the extent of our interest as a partner of the partnership or if at least 75% of the partnership’s gross income (excluding income from prohibited transactions) is qualifying income for purposes of the 75% gross income test. In addition, “straight debt” and certain other instruments are not treated as “securities” for purposes of the 10% value test.

Taxable REIT Subsidiary. A REIT may directly or indirectly own stock in a TRS. A TRS may be any corporation in which we directly or indirectly own stock and where both we and the subsidiary make a joint election to treat the corporation as a TRS, in which case it is treated separately from us and will be subject to U.S. federal corporate income taxation. Stock of a TRS is not subject to the 10% or 5% asset tests. Instead, the value of all taxable REIT securities owned by us cannot exceed 20% (25% for taxable years beginning after December 31, 2025) of the value of our assets. We currently own several TRSs, both U.S. and non-U.S.

Failure to Satisfy the Asset Tests. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. For example, there are relief provisions that are generally available for failures of the 5% asset test and the 10% asset tests if the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and the failure is corrected within six months following the quarter in which it was discovered. Additionally, there are provisions that allow a REIT that fails one or more of the asset requirements to maintain its qualification as a REIT if the failure is due to reasonable cause and not due to willful neglect, we file a schedule with a description of each asset causing the failure in accordance with Treasury Regulations, the failure is corrected within 6 months following the quarter in which it was discovered, and we pay a tax consisting of the greater of $50,000 per failure and a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test. We may not qualify for the relief provisions in all circumstances.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends, to our stockholders in an aggregate amount not less than: the sum of (a) 90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction or our net capital gain or loss, and (b) 90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income.

We must pay such dividends in the taxable year to which they relate, or in the following taxable year if we declare the dividend before we timely file our U.S. federal income tax return for the year and pay the dividend on or before the first regular dividend payment date after such declaration and within the twelve-month period following the close of such year. These distributions generally are taxable to our existing stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions may relate to the prior year for purposes of the 90% distribution requirement. However, if we declare a dividend in October, November or December of a taxable year, such dividend is payable to stockholders of record on a specified date in any such month and such dividend is actually paid before the end of the January of the following year, such dividend will be treated as both paid by us and received by our stockholders on December 31 of the year in which it was declared.

To the extent that we do not distribute all of our net capital gains or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will have to pay tax on those amounts at regular ordinary and capital gains corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for that year, (b) 95% of our capital gain net income for that year, and (c) any undistributed taxable income from prior periods, we would have to pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts upon which we paid U.S. federal corporate income tax at the corporate level.

We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. Further, we believe that our cash flow will generally exceed our REIT taxable income, and therefore, we anticipate that we will generally have sufficient cash or liquid assets to satisfy the distribution requirements. However, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income, or if the amount of nondeductible expenses (such as principal amortization or capital expenses) exceeds the amount of noncash deductions (such as depreciation). If these timing differences occur, we may be required to borrow funds or sell assets to pay cash dividends or we may be required to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

In the event that such an insufficiency occurs, in order to meet the 90% distribution requirement and maintain our status as a REIT, we may have to sell assets at unfavorable prices, borrow at unfavorable terms, pay taxable dividends partially with stock, or pursue other strategies. We do not currently intend to pay taxable stock dividends. However, if for any taxable year, we have significant amounts of taxable income in excess of available cash flow, we may have to declare dividends in cash and stock.

If we make a taxable stock distribution, U.S. holders would be required to include the full amount of the dividend (i.e., the cash and stock portion) as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. holder may be required to pay income taxes with respect to such dividends in excess of the cash received. If a U.S. holder sells our stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-U.S. holders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, these sales may put downward pressure on the trading price of our stock.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year (and the requirement to distribute any non-REIT earnings and profits described below) by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will be required to pay interest based upon the amount of any deduction taken for deficiency dividends. There but there can be no assurance that we will be able to successfully undertake a deficiency dividend.

Taxation of the Leases. The availability to us of, among other things, depreciation on our properties will depend upon the treatment of us as the owner of such properties and the classification of our leases as true leases, rather than, for example, financing transactions for U.S. federal income tax purposes. Based on a number of court decisions, whether we will be treated as the owner of our properties and whether each lease will constitute a true lease for U.S. federal income tax purposes will be determined by reference to the facts and circumstances.

No assurances can be given that the IRS will not successfully challenge our status as the owner of our properties and the status of each lease as a true lease. In such event, we would not be entitled to claim depreciation with respect to any facility subject to the lease. As a consequence, we might lack sufficient cash or liquid assets to meet the distribution requirements, or if the requirements were met, a larger percentage of distributions from us in a particular year would constitute ordinary dividend income instead of a partial return of capital to our stockholders.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under Section 1031 of the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal corporate income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to increase the amount of our deductible distributions, and, possibly, to pay the 100% prohibited transaction tax, depending on the facts and circumstances of the particular transaction. Currently, the preferential tax treatment applicable to like-kind exchanges is limited to exchanges of real property (but not personal property) not held primarily for sale. Other limitations may be applied to the use of Section 1031 in the future.

Interest Deduction Limitation. Section 163(j) of the Code limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards, depreciation and amortization. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is available, then depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. If we do not make the election or if the election is determined not to be available with respect to all or certain of our business activities, the interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability.

Non-REIT Earnings and Profits. A REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years at the end of any REIT taxable year. Our first taxable year was a non-REIT year. We believe that had no non-REIT earnings and profits at the end of our first REIT year. However, the calculation of earnings and profits is a complex factual and legal determination and the determinations of earnings and profits at the time of our REIT election may have been based on incomplete information. In the future, we might succeed to non-REIT E&P if, for example, we acquire a C corporation in a tax-free merger or we liquidate a TRS. There can be no assurances that the IRS will agree with our prior or any future determinations of earnings and profits.

Record-Keeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and in maintaining our qualification as a REIT. Failure to comply could result in monetary fines.

Failure to Qualify as a REIT

If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each such failure.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we will be subject to tax on our taxable income at corporate tax rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us and they will not be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the current reduced U.S. federal income tax rate of 20% on such dividends. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost, and will not be permitted to requalify unless we distribute any earnings and profits attributable to the period when we failed to qualify. In addition, we may be subject to tax on any built-in gains on property held during the period during which we did not qualify if we sell such property within 5 years of requalification, but only to the extent of our net built-in gain at the time of requalification. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Taxation of Stockholders

The following discussion describes the material U.S. federal income tax consequences to you of owning and disposing of our common stock. This summary does not address state, local or non-U.S. tax consequences.

This discussion assumes that you hold shares of our common stock as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This discussion is not intended to constitute, and should not be construed as, tax advice and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, including:

•	persons acting as nominees or otherwise not as beneficial owners;

•	dealers or traders in securities;

•	tax-exempt organizations, except to the extent discussed below in “—Taxation of Tax-Exempt U.S. Stockholders”;

•	broker-dealers;

•	traders in securities that elect to mark them to market;

•	trusts, estates, regulated investment companies, real estate investment trusts, financial institutions, insurance companies or S corporations;

•	cooperatives;

•	investors subject to the alternative minimum tax;

•	investors that hold their common stock as part of a “hedge,” “straddle,” “conversion transaction,” “synthetic security” or other integrated investment;

•	investors that hold their common stock through a partnership or similar pass-through entity;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding 10% or more (by vote or value) of our outstanding common stock, except to the extent discussed below;

•	non-U.S. stockholders (as defined below), except to the extent discussed below in “—U.S. Federal Income Taxation of Our Stockholders —Taxation of Non-U.S. Stockholders”;

•	foreign (non-U.S.) governments;

•	a person with a “functional currency” other than the U.S. dollar;

•	a U.S. expatriate; or

•	investors who otherwise are subject to special tax treatment under the Internal Revenue Code.

For purposes of this discussion, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our common stock by the partnership. If you hold shares of our common stock and are not a U.S. stockholder, an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes or a partner in such an entity or arrangement, you are a non-U.S. stockholder.

Taxation of Taxable U.S. Stockholders

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock applicable to taxable U.S. stockholders.

Distributions

For such time as we qualify to be taxed as a REIT, the distributions that we make to our U.S. stockholders out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that we do not designate as capital gain dividends generally will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends received by most U.S. stockholders that are individuals, trusts or estates from taxable C corporations. However, generally U.S. stockholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. In addition, such U.S. stockholders may be taxed at the preferential rates on dividends designated as qualified dividend income by and received from REITs, provided certain requirements described below are met, to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT or a predecessor was subject to corporate-level income tax (less the amount of tax);

•

qualified dividends received by the REIT during such taxable year from domestic TRSs, other taxable domestic C corporations and certain “qualifying foreign corporations” that satisfy certain requirements (discussed below); or

•

income recognized in the prior taxable year from sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

A foreign corporation generally will be a “qualifying foreign corporation” if it is incorporated in a possession of the U.S., the corporation is eligible for benefits of an income tax treaty with the U.S. which the IRS determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the U.S. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the U.S. stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the U.S. stockholder will only be eligible to treat the dividend as qualifying dividend income if the U.S. stockholder is taxed at individual rates and meets certain holding requirements. In general, to treat a particular dividend as qualified dividend income, a U.S. stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend. Moreover, in no case may the amount we designate as qualified dividend income exceed the amount we distribute to our stockholders as dividends with respect to the taxable year. If we designate any portion of a dividend as qualified dividend income, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the U.S. stockholder as qualified dividend income.

Distributions that we designate as capital gain dividends generally will be taxed to our U.S. stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code that treat our U.S. stockholders as having received, solely for tax purposes, our undistributed capital gains, and the U.S. stockholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of Our Company—Distribution Requirements.” U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates, and 21% in the case of U.S. stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than twelve months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will represent a return of capital and will not be taxable to a U.S. stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. stockholder’s shares, the U.S. stockholder generally must include such distributions in income as long-term capital gain if the shares of stock have been held for more than one year, or short-term capital gain if the shares of stock have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a U.S. stockholder of record on a specified date in any such month will be treated as received by the U.S. stockholder on December 31 of such year, provided that we actually pay the dividend before January 31 of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution that we treat as a dividend up to the amount of the required distribution (as defined above). As a result, U.S. stockholders may be required to treat as taxable dividends certain distributions that would otherwise result in tax-free returns of capital.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “—Taxation of Our Company—Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock

If a U.S. stockholder sells or disposes of shares of our stock, it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. stockholder’s adjusted tax basis in the shares of stock. In general, capital gains recognized by U.S. stockholders that are individuals, trusts or estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (currently, up to 37%) if the stock is held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21% whether or not such gains are classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, Treasury regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate U.S. stockholders) to a portion of capital gain realized by a non-corporate U.S. stockholder on the sale of shares of our stock that would correspond to our “unrecaptured Section 1250 gain.” U.S. stockholders should consult with their tax advisors with respect to their capital gain tax liability.

Capital losses recognized by a U.S. stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of U.S. stockholders that are individuals, who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the U.S. stockholder as long-term capital gain.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. U.S. stockholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, qualified dividend income or capital gains from the disposition of common stock as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We will notify stockholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income.

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% tax on “net investment income,” (or, in the case of an estate or trust, on “undistributed net investment income”) which includes, among other things, dividends on and gains from the sale or other disposition of REIT stock. The 20% deduction allowed by Section 199A of the Code with respect to ordinary REIT dividends received by non-corporate taxpayers is allowed only for purposes of Chapter 1 of the Code and thus is not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Chapter 2A of the Code. U.S. stockholders should consult their tax advisors regarding this tax on net investment income.

Taxation of Non-U.S. Stockholders

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our stock applicable to non-U.S. stockholders. A “non-U.S. stockholder” is any beneficial owner of our common stock, other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes or a partner in such an entity or arrangement, that is not a U.S. stockholder.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders that (1) is payable out of our earnings and profits, (2) is not attributable to capital gains from the disposition of a U.S. real property interest that we recognize and (3) is not effectively connected with a U.S. trade or business of the non-U.S. stockholder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless our stock constitutes a U.S. real property interest (“USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. stockholder’s proportionate share of our earnings and profits, plus (2) the non-U.S. stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (i.e., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds the non-U.S. stockholder’s share of our earnings and profits.

Capital Gain Dividends

Under FIRPTA, a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries (“USRPI capital gains”) will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S.

stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 15% of the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. stockholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor.

Capital gain dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

We believe that a significant portion of our assets are USRPIs and we expect that a significant portion of our assets will continue to be USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA or the branch profits tax, and generally will not be treated as income that is effectively connected with a U.S. trade or business, but instead will be treated in the same manner as an ordinary dividend (see “Taxation of Stockholders—Taxation of Non-U.S. Stockholders—Ordinary Dividends”), if (1) the capital gain dividend is received with respect to a class of stock that is “regularly traded” on an established securities market located in the U.S. and (2) the recipient non-U.S. stockholder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We believe that our common stock currently is and will continue to be “regularly traded” on an established securities exchange. In addition, distributions to certain non-U.S. publicly traded stockholders that meet certain record-keeping and other requirements (“qualified stockholders”) are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our common stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

Dispositions of Our Common Stock

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our stock generally would not be subject to U.S. federal income taxation unless:

•

the investment in our common stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain;

•

the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a tax home in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•	our common stock constitutes a USRPI within the meaning of FIRPTA, as described below.

Our common stock will constitute a USRPI unless we are a domestically controlled REIT. We intend to take the position that we will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders.

Because our stock is publicly traded, no assurance can be given that we are or will be a domestically controlled REIT. Even if we were not a domestically controlled REIT, a sale of our common stock by a non-U.S. stockholder would nevertheless not be subject to taxation under FIRPTA as a sale of a USRPI if:

•	our common stock were “regularly traded” on an established securities market; and

•

the non-U.S. stockholder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

Specific “wash sale” rules applicable to sales of shares of stock in a domestically controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale or other taxable disposition of our stock even if we are a domestically controlled qualified investment entity. These rules would apply if the non-U.S. stockholder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). A sale or other taxable disposition of our stock is not treated as an applicable “wash sale” transaction if the stock is “regularly traded” on an established securities market in the U.S. and the selling non-U.S. stockholder has not held more than 5% of the regularly traded stock during the one-year period ending on the date of such distribution described in clause (1).

In addition, dispositions of our common stock by qualified stockholders are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our common stock. An actual or deemed disposition of our common stock by such qualified stockholders may also be treated as a dividend. Furthermore, dispositions of our common stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

We believe that our common stock currently is and will continue to be regularly traded on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular U.S. federal income tax with respect to any gain in the same manner as a taxable U.S. stockholder. In such case, under FIRPTA the purchaser of common stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.

U.S. Federal Income Tax Returns

If a non-U.S. stockholder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on capital gain distributions, the non-U.S. stockholder will be required to file a U.S. federal income tax return.

Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock, including any reporting requirements.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), and (c)(17) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by their investment in our common stock. These investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of any dividends received from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders to satisfy the REIT “closely held” test and (2) either (a) one pension trust owns more than 25% of the value of our stock or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively own more than 50% of the value of our stock. Certain restrictions on ownership and transfer of shares of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding Tax and Information Reporting

U.S. Stockholders of Our Common Stock

In general, information reporting requirements will apply to payments of dividends on and payments of the proceeds of the sale of our common stock held by U.S. stockholders, unless an exception applies. The applicable withholding agent is required to withhold tax on such payments if (i) the payee fails to furnish a taxpayer identification number, (a “TIN”) to the payor or to establish an exemption from backup withholding, or (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect. In addition, the applicable withholding agent with respect to the dividends on our common stock is required to withhold tax if (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code. A U.S. stockholder that does not provide the applicable withholding agent with a correct TIN may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their U.S. status to us.

Some U.S. stockholders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax and may entitle the U.S. stockholder to a refund, provided that the required information is timely furnished to the IRS. The applicable withholding agent will be required to furnish annually to the IRS and to U.S. stockholders information relating to the amount of dividends paid on our common stock, and that information reporting may also apply to payments of proceeds from the sale of our common stock. Some U.S. stockholders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non-U.S. Stockholders of Our Common Stock

Generally, information reporting will apply to payments of dividends on our common stock, and backup withholding described above for a U.S. stockholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding as described above for U.S. stockholders unless the non-U.S. stockholder satisfies the requirements necessary to be an exempt non-U.S. stockholder or otherwise qualifies for an exemption. The proceeds of a disposition by a non-U.S. stockholder to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the U.S., then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot give you any assurances as to whether, or in what form, any legislative proposals affecting REITs or their stockholders will be enacted. Changes to the U.S. federal income tax laws and interpretations thereof could adversely affect an investment in our common stock. Taxpayers should consult with their tax advisors regarding the effect of potential changes to the federal income tax laws and on their particular circumstances.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% generally will be required in certain circumstances on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the IRS. Under these withholding rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Investors should consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

State, Local and Foreign Taxes

We, our subsidiaries and/or our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We own properties located in numerous U.S. and foreign jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local and foreign tax treatment and the state, local and foreign tax treatment of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

References to “we,” “us” or “our” in this section refer only to Sabra and the Operating Partnership.

We and any selling securityholders may sell the securities under this prospectus in one or more of the following ways from time to time:

•	to or through one or more underwriters, brokers or dealers;

•	in short or long transactions;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of these methods.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including:

•	in privately negotiated transactions;

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in one or more transactions, including “forward” transactions at a floating price or prices that may be changed from time to time;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

As applicable, we, any selling securityholders, and our respective underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities by us, including:

•	the method of distribution, including the names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the public offering price; and

•	the securities exchanges on which such securities may be listed, if any.

We and any selling securityholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling securityholders, as the case may be, or borrowed from us or any selling securityholders, as the case may be, or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling securityholders, as the case may be, in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment). We and any selling securityholders may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers. If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We and any selling securityholders may sell the securities through agents from time to time. When we sell securities through agents, the prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We and any selling securityholders may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities. In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales. We and any selling securityholders may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We and any selling securityholders may sell securities upon the exercise of rights that we may issue to our securityholders. We and any selling securityholders may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

At-the-Market Offerings. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents, and such sales may include block transactions. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Trading Market and Listing of Securities. If we sell any shares of our common stock pursuant to a prospectus supplement, such shares will be listed on The Nasdaq Stock Market LLC. Any other securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP, Newport Beach, California. Certain legal matters regarding Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain U.S. federal income tax matters will be passed upon for us by Hogan Lovells US LLP, Washington, D.C.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$750,000,000

Sabra Health Care REIT, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Barclays	BMO Capital Markets		BofA Securities	Citigroup

Citizens Capital Markets	Credit Agricole CIB	Fifth Third Securities	Huntington Capital Markets	J. P. Morgan

KeyBanc Capital Markets	Mizuho		Morgan Stanley	Raymond James

RBC Capital Markets	Regions Securities LLC	Scotiabank	Truist Securities	Wells Fargo Securities

August 5, 2025